SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.  1)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

COHESION TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

[Cohesion Technologies, Inc. Letterhead]

, 2002

Dear Stockholders:

         I am pleased to inform you that the Board of Directors of Cohesion Technologies, Inc. has approved financing arrangements that provide for the sale and issuance of shares of common stock of Cohesion to new investors. In connection with the financing, Cohesion (1) will restate its certificate of incorporation to increase the number of authorized shares of common stock and to provide for a classified Board of Directors and (2) has issued to the purchasers warrants to purchase approximately 911,000 shares of common stock at an exercise price of approximately $1.61 per share, which warrants the purchasers will be entitled to retain regardless of the outcome of the annual meeting or the completion of the financing.

         We have scheduled our annual meeting of stockholders to be held on                , 2002 at            a.m. at                           located at                          . In connection with the financing, at the annual meeting you will be asked to approve the issuance of shares of common stock pursuant to the common stock purchase agreement and to approve the Restated Certificate of Incorporation. At the annual meeting you will also be asked to approve an amendment to the Cohesion Technologies, Inc. Restated 1998 Stock Option Plan that increases the number of shares of common stock authorized for issuance thereunder by 1,000,000 shares and to elect five directors to Cohesion’s Board of Directors. The accompanying Notice of Annual Meeting of Stockholders and the proxy statement further describe the business to be conducted at the annual meeting.

         Your vote is important. Please take the time to vote on the proposals by completing and mailing the enclosed proxy card, even if you plan to attend the annual meeting. Thank you for your interest and participation in the affairs of Cohesion Technologies, Inc.

Sincerely,

William G. Mavity President and Chief Executive Officer

REFERENCES TO ADDITIONAL INFORMATION

         This proxy statement incorporates important business and financial information about Cohesion Technologies, Inc. from documents that are not included in or delivered with this proxy statement. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from Cohesion at 2500 Faber Place, Palo Alto, California 94303, Attention: Investor Relations, Telephone: (650) 320-5500. For additional information, please see “Where You Can Find More Information.” If you would like to request documents, please do so by                               , 2002 in order to receive them before the annual meeting.

COHESION TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD                          , 2002

         NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Cohesion Technologies, Inc., a Delaware corporation, will be held on                               , 2002 at                a.m., local time, at                      located at for the following purposes:

1.	To approve the sale and issuance of shares of common stock pursuant to the Common Stock Purchase Agreement, dated as of July 24, 2002, by and among Cohesion and the purchasers listed on the signature pages thereto. Pursuant to the common stock purchase agreement, among other things:

• Cohesion will issue an aggregate of 8,196,920 shares of common stock to the purchasers; and

• the purchasers will have the right to nominate two members of Cohesion’s Board of Directors.

2.	To approve the Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 15,000,000 to 30,000,000 and providing for a classified Board of Directors.

3.	To approve an amendment to the Cohesion Technologies, Inc. Restated 1998 Stock Option Plan that increases the number of shares of common stock authorized for issuance thereunder by 1,000,000 shares.

4.	To elect five directors.

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

         Cohesion’s Board of Directors unanimously recommends that stockholders vote “FOR” each of the proposals listed above and “FOR” each of the nominees for election as directors.

         Cohesion cannot complete the financing unless (1) a quorum is present at the annual meeting in person or by proxy, (2) a majority of the total votes cast at the annual meeting by holders of Cohesion’s common stock outstanding as of the record date is voted in favor of the approval of the issuance of shares of common stock pursuant to the common stock purchase agreement and (3) a majority of Cohesion’s common stock outstanding as of the record date is voted in favor of the approval of the Restated Certificate of Incorporation. As a result, if you do not vote by proxy or in person at the annual meeting it will have the effect of a vote against approval of the proposed financing.

         Only stockholders of record at the close of business on                    , 2002 are entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof. This proxy statement is first being mailed to stockholders on or about                    , 2002.

         All stockholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the annual meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholders attending the annual meeting may vote in person even if the stockholder has returned a proxy.

         For more information regarding the proposed transactions, please review the accompanying proxy statement, including the appendices.

By Order of the Board of Directors,

Michael W. Hall Secretary

Palo Alto, California
Dated:                          , 2002

IMPORTANT

IMPORTANT: WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

This proxy is solicited on behalf of the Board of Directors.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE
THE ANNUAL MEETING
General
Record Date and Voting Securities
Voting
Quorum
Abstentions and Broker Non-Votes
Proxy Cards
Revocability of Proxies
Solicitation
CERTAIN CONSIDERATIONS
Financial Condition of Cohesion
Consequences if the Financing is Not Approved
Dilution of Existing Stockholders
Director Nominees
PROPOSAL NO. 1: THE FINANCING
Reasons for the Financing
Structure of the Financing
Issuance of Warrants
The Common Stock Purchase Agreement
The Purchasers
Registration of Shares
Standstill
Preemptive Rights
Board Nominees of the Purchasers
Vote Required
Recommendation of the Cohesion Board
PROPOSAL NO. 2: RESTATED CERTIFICATE OF INCORPORATION
Description of the Restated Certificate of Incorporation
Reasons for the Restated Certificate of Incorporation
Potential Anti-Takeover Effects
Vote Required
Recommendation of the Cohesion Board
PROPOSAL NO. 3: AMENDMENT TO THE RESTATED 1998 STOCK OPTION PLAN
General
Administration
Eligibility
Exercise Price
Term
Exercisability
Adjustment Upon Changes in Capitalization or Merger
Transferability
Amendment and Termination of 1998 Plan
Options Granted
Tax Information
Vote Required
Recommendation of the Cohesion Board
PROPOSAL NO. 4: ELECTION OF DIRECTORS
Board Meetings; Committees
Director Compensation
Human Resources Committee Interlocks and Insider Participation
Section 16(a) Beneficial Ownership Reporting Compliance
Vote Required
Recommendation of the Cohesion Board
BENEFICIAL OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Option Grants During the Six Months Ended December 31, 2001
Aggregate Option Exercises During the Six Months Ended December 21, 2001 and Period-End Option Values
Employment and Change of Control Agreements
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE HUMAN RESOURCES COMMITTEE
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
OTHER MATTERS
INDEPENDENT PUBLIC ACCOUNTANTS
Audit Fees
Financial Information Systems Design and Implementation Fees
All Other Fees
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
Appendix A
Appendix B
Appendix C

i

Appendix A	Common Stock Purchase Agreement, dated as of July 24, 2002, by and among Cohesion Technologies, Inc. and the purchasers listed on the signature pages thereto.

Appendix B	Form of Warrant

Appendix C	Restated Certificate of Incorporation

ii

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

         This proxy statement and the documents that are incorporated by reference contain forward-looking statements that are subject to risks and uncertainties. You should not place undue reliance on these statements, which only speak as of the date of this proxy statement. Forward-looking statements include information concerning possible or assumed future results of operations of Cohesion, including any forecasts or projections. You should note that many factors could affect the actual financial results of Cohesion, and could cause actual results to differ materially from those in the forward-looking statements. These factors include the following:

•	completion of the financing;

•	rate of product adoption by customers;

•	usage, order and re-order rates;

•	competition from other products;

•	performance of third-party sales representatives;

•	ability to hire and the performance of a dedicated sales force;

•	timing and effectiveness of product introductions and launches;

•	success of scaling up product production;

•	ability to achieve product revenue targets or market share;

•	ability to improve margins, including gross margins;

•	commencement of product sales in additional countries outside the U.S.;

•	unanticipated costs or difficulties in connection with Cohesion’s recent restructuring;

•	timing and terms of sales arrangements with other companies;

•	receipt of regulatory and marketing approvals, including approvals and panel reviews from the FDA;

•	clinical efficacy of and market demand for products;

•	assessment of market size and opportunity;

•	Cohesion’s position in the market;

•	enrollment in and results of clinical studies;

•	potential unfavorable publicity regarding Cohesion or its products;

•	general economic or business conditions being less favorable than expected; and

•	legislative or regulatory changes adversely affecting Cohesion’s business.

iii

THE ANNUAL MEETING

General

         The Board of Directors of Cohesion Technologies, Inc., a Delaware corporation, is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held on                    , 2002 at                    , local time, or at any adjournment or postponement thereof, for the purposes described in this proxy statement and in the accompanying notice of annual meeting of stockholders. The annual meeting will be held at                      located at                          .

         This proxy statement is being mailed on or about                    , 2002 to all stockholders entitled to vote at the annual meeting.

Record Date and Voting Securities

         Stockholders of record at the close of business on                    , 2002, sometimes referred to as the record date in this proxy statement, are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. Cohesion has one class of stock outstanding, designated as common stock. At the record date, shares of our common stock, $0.001 par value, were issued and outstanding, net of treasury stock, and held of record by                      stockholders.

Voting

         Each stockholder is entitled to one vote for each share held as of the record date with respect to each proposal other than Proposal No. 4 (Election of Directors). For all proposals other than Proposal No. 2 (Restated Certificate of Incorporation) and Proposal No. 4 (Election of Directors), the affirmative vote of the majority of the votes cast is required for approval. For Proposal No. 2 (Restated Certificate of Incorporation), the affirmative vote of the majority of the outstanding common stock is required for approval. For Proposal No. 4 (Election of Directors), the five nominees receiving the highest number of affirmative votes cast shall be elected. Stockholders are not permitted to cumulate their votes for the election of directors or any other purpose. Votes cast by proxy and not revoked or voted in person at the annual meeting will be counted by the persons appointed by Cohesion to act as inspectors of election for the annual meeting.

Quorum

         The required quorum for the transaction of business at the annual meeting is a majority of the shares of common stock issued and outstanding on the record date and entitled to vote at the annual meeting. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” from a matter are treated as being present at the annual meeting for purposes of establishing a quorum and determining the total number of eligible votes. If a quorum is not present or represented, then either the chairman of the annual meeting or the stockholders entitled to vote at our annual meeting, present in person or represented by proxy, will have the power to adjourn the annual meeting from time to time, without notice other than an announcement at the annual meeting, until a quorum is present. At any adjourned annual meeting at which a quorum is present, any business may be transacted that might have been transacted at the annual meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned annual meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned annual meeting.

Abstentions and Broker Non-Votes

         Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Therefore, in the absence of controlling precedent to the contrary, Cohesion intends to treat abstentions in this manner.

         Broker non-votes, however, will be treated differently. Broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but broker non-votes will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Consequently, broker non-votes with respect to proposals set forth in this proxy statement will not be considered votes cast and, other than Proposal No. 2 (Restated Certificate of Incorporation), will not affect the determination as to whether the requisite majority of votes cast has been obtained with respect to a particular matter.

         Therefore, for purposes of the election of directors, neither abstentions nor broker non-votes will have any effect on the outcome of the vote. For all other proposals other than Proposal No. 2 (Restated Certificate of Incorporation), abstentions will have the same effect as votes against these proposals and broker non-votes will not have any effect on the outcome of the vote. For Proposal No. 2 (Restated Certificate of Incorporation), the affirmative vote of the majority of the outstanding common stock is required for approval. As a result, abstentions and broker non-votes will have the effect of a vote against approval of the proposed financing.

Proxy Cards

         Proxies in the form accompanying this proxy statement that are properly executed and returned will be voted at the annual meeting in accordance with the instructions on the proxy. Any properly executed proxy that does not contain instructions about a specified proposal will be voted for approval and adoption of each of the proposals and for each of the nominees for election as directors.

         No business other than that described in the accompanying notice of annual meeting of stockholders is expected to come before the annual meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the proxy will vote the shares they represent as the Cohesion Board may recommend unless the authority to do so is withheld in the proxy. The persons named in the proxy may also, at their discretion, vote the proxy to adjourn the annual meeting from time to time.

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at or before the annual meeting by (1) delivering to Cohesion’s secretary a written notice of revocation of a previously delivered proxy bearing a later date than the previously delivered proxy, (2) duly executing a proxy bearing a later date or (3) by attending the annual meeting and voting in person.

Solicitation

         Cohesion will bear the cost of solicitation of proxies. Cohesion has retained                    , a proxy solicitation firm, to solicit proxies in connection with the annual meeting at an estimated cost of $                          . In addition, Cohesion may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Cohesion’s directors, officers and regular employees may also solicit proxies personally or by telephone, facsimile, e-mail or telegram, without additional compensation.

CERTAIN CONSIDERATIONS

         In addition to the other information set forth in this proxy statement, stockholders should consider the following in deciding whether to vote in favor of the proposals described in this proxy statement.

Financial Condition of Cohesion

         At June 30, 2002, Cohesion’s cash, cash equivalents and investments were $9.9 million. Cohesion’s net cash used in operating activities was $7.7 million for the six months ended June 30, 2002, and Cohesion’s net loss for the three and six months ended June 30, 2002 was $4.4 million and $9.4 million, respectively. Cohesion’s principal sources of liquidity are its existing cash and cash equivalents.

         Cohesion’s financial statements have been prepared on a going concern basis. Cohesion has historically incurred annual operating losses that are in excess of its current financial resources. Management anticipates that the December 2001 FDA approval of Cohesion’s CoSeal product will contribute to increased revenues during 2002. Management expects this anticipated increase in revenues to have a positive impact on gross margins and reduce Cohesion’s operating loss, as compared to prior periods. For the six months ended June 30, 2002, Cohesion’s revenues increased 53% and operating loss decreased 4% as compared to the comparable period in 2001. In addition, management implemented restructuring plans during 2001 that are expected to reduce primarily research and development expenses from historical levels. For the six months ended June 30, 2002, Cohesion’s research and development expenses decreased 50% as compared to the comparable period in 2001. The decrease in research and development expenses is expected to be offset by an increase in sales and marketing expenses as Cohesion continues to build a direct sales force. Based on these anticipated improvements in operating results, management believes that Cohesion’s existing financial resources, exclusive of proceeds from the proposed financing, are sufficient to meet its operating requirements through at least the next six months.

Consequences if the Financing is Not Approved

         If stockholder approval of the financing is not obtained, it is highly unlikely that Cohesion’s existing financial resources will be sufficient to fund Cohesion’s operations through the end of the first quarter of 2003. There can be no assurance that Cohesion would be able to obtain additional financing on terms that are favorable to Cohesion and its stockholders or at all, particularly in light of Cohesion’s current financial position and its recent efforts to obtain financing. Please see “Proposal No. 1: The Financing—Reasons for the Financing.” In the event that Cohesion is unable to arrange for alternative financing, Cohesion would likely be forced to liquidate its assets.

Dilution of Existing Stockholders

         Upon completion of the financing, the purchasers will control between 46% and 49% (depending on whether the warrants are exercised) of Cohesion’s outstanding common stock. As a result, the collective interest of Cohesion’s current stockholders will be reduced to between 51% and 54%. As a result, if Proposal No. 1 (The Financing) and Proposal No. 2 (Restated Certificate of Incorporation) are approved and the financing is completed, the purchasers will be in a position to influence materially, if not control, the outcome of all matters requiring stockholder approval, including the election of members of the Cohesion Board.

Director Nominees

         Upon completion of the financing, the purchasers will be entitled to nominate two persons for election to the Cohesion Board. As a result, if Proposal No. 1 (The Financing) and Proposal No. 2 (Restated Certificate of Incorporation) are approved and the financing is completed, the purchasers will be in a position to influence materially matters requiring approval of the Cohesion Board, including the appointment of Cohesion’s officers.

PROPOSAL NO. 1: THE FINANCING

Reasons for the Financing

         The Cohesion Board believes that, because of the financial condition of Cohesion that would have otherwise impaired Cohesion’s ability to carry out its business strategy, and the other factors discussed below, the terms of the common stock purchase agreement and the transactions contemplated thereby are in the best interests of Cohesion and its stockholders. The Cohesion Board evaluated the financial, legal, market, operational and management considerations bearing on the common stock purchase agreement and the financing, as well as the other alternatives available to Cohesion. Based on this evaluation, the Cohesion Board believes that the financing will offer the opportunity to maximize the value of Cohesion common stock for Cohesion’s current stockholders both in the short term and in the long term. In reaching this determination, the Cohesion Board considered the business strategy of Cohesion, including the associated capital requirements. The Cohesion Board believes that the financing will enable Cohesion to implement its strategy, which the Cohesion Board believes will enhance long-term value for Cohesion’s current stockholders. Accordingly, the Cohesion Board has unanimously approved the common stock purchase agreement and recommends approval of the sale and issuance of shares of common stock pursuant to the common stock purchase agreement by the stockholders of Cohesion.

         The purchase price for the common stock to be issued pursuant to the common stock purchase agreement will be $ , subject to adjustment for stock dividends, stock splits and similar events. This purchase price represents a 10% discount to the average closing price of the common stock for the 15 trading days ending on the third trading day prior to      . Prior to entering into the common stock purchase agreement, Cohesion conducted a lengthy and broad-based search for potential investors and strategic partners that did not yield definitive alternatives that met Cohesion’s requirements for capital on terms more favorable to stockholders than those of the proposed financing. Based in part on the analysis of Cohesion’s placement agent, U.S. Bancorp Piper Jaffray, of current market conditions and recent comparable transactions, the Cohesion Board believes that the current volatility in the stock markets, including the Nasdaq National Market, and difficult business conditions for technology companies, including biotechnology companies such as Cohesion, are likely to continue for the foreseeable future. The Cohesion Board considered management’s expectations and objectives for revenue and expenditure levels and the fact that Cohesion would need to raise additional capital in the near term in order to achieve these objectives. Further, the Cohesion Board considered that the additional capital raised in connection with the financing would provide sufficient funds for an estimated additional nine to 12 months of operations of Cohesion. As a result, the Cohesion Board concluded that the terms of the common stock purchase agreement, including the issuance of the warrants, the discount at which the common stock will be issued and the related dilution to Cohesion’s existing stockholders, are in the best interests of Cohesion’s current stockholders.

         In making its determination, the Cohesion Board understood that, upon completion of the financing and assuming exercise in full of the warrants issued to the purchasers, the purchasers will control approximately 49% of the voting power of Cohesion. In analyzing the impact of this change in voting power on Cohesion’s existing stockholders, the Cohesion Board considered the following:

•	Cohesion’s current stockholders will retain approximately 51% of the voting control of Cohesion upon completion of the financing assuming the exercise in full of the warrants and approximately 54% of the voting control of Cohesion upon completion of the financing assuming the warrants are not exercised;

•	upon completion of the financing, the Cohesion Board will include five of the six members of the current Cohesion Board;

•	upon completion of the financing, William G. Mavity will remain Cohesion’s President and Chief Executive Officer; and

•	each of the purchasers has agreed that it will not acquire any additional voting securities of Cohesion, subject to specified exceptions.

         Cohesion intends to use the net proceeds from the financing to support ongoing operations, including the expansion of its U.S. sales organization, the initiation of a U.S. adhesion prevention clinical study and for working capital and general corporate purposes. As of the date of this proxy statement, Cohesion has not finalized the amount of proceeds expected to be used specifically for each of the purposes specified above.

Structure of the Financing

         Upon the terms and subject to the conditions contained in the common stock purchase agreement, Cohesion will issue and sell to the purchasers, and the purchasers will purchase from Cohesion, an aggregate of 8,196,920 shares of unregistered common stock at a per share price equal to $ . The resale of the common stock will be registered on a registration statement on Form S-3. Please see “—The Common Stock Purchase Agreement—Registration Rights.”

         Each of Three Arch Capital, L.P. and Alta California Partners III, L.P. will be entitled to nominate one person for election to the Cohesion Board for so long as such purchaser, collectively with its respective affiliates, owns at least 10% of Cohesion’s outstanding common stock. Alta California Partners III, L.P. has informed Cohesion that its nominee to the Cohesion Board will be Guy Nohra. For additional information regarding Mr. Nohra, please see “—Board Nominees of the Purchasers.” Three Arch Capital, L.P. will be entitled to nominate a second person for election to the Cohesion Board in the future.

Issuance of Warrants

         In connection with the execution of the common stock purchase agreement, Cohesion issued to the purchasers warrants to purchase up to an aggregate of 910,768 shares of common stock at a purchase price of $1.60866 per share. In the event of a stock split, stock dividend or similar event, the number of shares of common stock issuable upon exercise of the warrants will be adjusted. For additional information regarding the number of warrants issued to each purchaser, please see “—The Purchasers.” The warrants are exercisable immediately and have a five-year term. The purchasers may exercise the warrants on a cashless basis. The resale of the common stock issuable upon exercise of the warrants will be registered on a registration statement on Form S-3. For additional information regarding Cohesion’s obligations to register the shares issuable upon exercise of the warrants, please see “—The Common Stock Purchase Agreement—Registration Rights.” The purchasers will be entitled to retain the warrants regardless of the outcome of the annual meeting or the completion of the financing. The form of warrant is set forth in Appendix B to this proxy statement.

The Common Stock Purchase Agreement

         The common stock purchase agreement provides that, subject to the satisfaction of specified conditions, each purchaser will purchase shares of Cohesion’s common stock, par value $0.001 per share, at a per share purchase price of $      . The common stock purchase agreement is set forth in Appendix A to this proxy statement.

         Representations and Warranties. The common stock purchase agreement contains various representations and warranties of Cohesion and the purchasers. Cohesion’s representations include representations as to the following:

•	organization, good standing and qualification;

•	capitalization;

•	subsidiaries;

•	power and authority to enter into the common stock purchase agreement;

•	valid issuance of shares;

•	governmental consents;

•	litigation;

•	intellectual property;

•	employees;

•	compliance with other contracts;

•	filings with the Securities and Exchange Commission;

•	financial statements;

•	absence of changes in Cohesion’s business;

•	material agreements;

•	taxes;

•	permits;

•	related party transactions;

•	undisclosed liabilities;

•	title to properties and assets;

•	employee benefit plans; and

•	compliance with environmental and safety laws.

         Each purchaser’s representations include representations as to the following:

•	knowledge and experience in financial and business matters and status as an accredited investor;

•	intent to acquire the common stock solely for the purchaser’s own account for investment purposes;

•	Rule 144 under the Securities Act of 1933, as amended, and the requirement that the certificates representing the common stock be imprinted with a legend;

•	access to information; and

•	authority to complete the transactions contemplated by the common stock purchase agreement.

         Conditions to Completion of the Financing. The obligations of each purchaser to complete the financing are subject to a number of conditions, including the following:

•	accuracy of the representations and warranties of Cohesion contained in the common stock purchase agreement;

•	performance by Cohesion of its obligations required to be performed or complied with by it on or prior to the closing;

•	receipt of all necessary permits and qualification under blue sky laws;

•	receipt of a legal opinion from Cohesion’s counsel;

•	receipt of all required regulatory approvals;

•	absence of any law or order prohibiting the transactions contemplated by the common stock purchase agreement;

•	no material adverse change to Cohesion’s business, assets, liabilities, condition (financial or otherwise), results of operations or prospects;

•	approval of the shares of common stock to be issued to the purchasers pursuant to the common stock purchase agreement and issuable to the purchasers upon exercise of the warrants for listing on the Nasdaq National Market; and

•	approval by Cohesion’s stockholders of the sale and issuance of shares of common stock to the purchasers and the Restated Certificate of Incorporation, as described in this proxy statement.

         The obligations of Cohesion to complete the financing are subject to a number of conditions, including the following:

•	accuracy of the representations and warranties of the purchasers contained in the common stock purchase agreement;

•	performance by the purchasers of their obligations required to be performed or complied with by them on or prior to the closing;

•	receipt of all necessary permits and qualification under blue sky laws;

•	receipt of all required regulatory approvals;

•	absence of any law or order prohibiting the transactions contemplated by the common stock purchase agreement; and

•	approval by Cohesion’s stockholders of the sale and issuance of shares of common stock to the purchasers and the Restated Certificate of Incorporation, as described in this proxy statement.

         Covenants. Pursuant to the terms of the common stock purchase agreement, Cohesion and the purchasers have agreed to a number of covenants. Among other things, Cohesion will:

•	use reasonable best efforts to satisfy the conditions to completion of the financing;

•	file with the Nasdaq Stock Market an application for the listing of the shares of common stock to be issued to the purchasers pursuant to the common stock purchase agreement and issuable to the purchasers upon exercise of the warrants;

•	not declare or pay any dividends on capital stock, split, combine or reclassify any outstanding capital stock or repurchase, redeem or otherwise acquire any shares of capital stock or securities convertible into or exercisable for capital stock, subject to specified exceptions;

•	not issue any shares of capital stock or any securities convertible into or exercisable for capital stock, subject to specified exceptions;

•	not amend the certificate of incorporation or bylaws, except as contemplated by the common stock purchase agreement;

•	not solicit, encourage or entertain proposals from or enter into negotiations with or furnish nonpublic information to any third party regarding the possible sale of any interest in Cohesion’s capital stock or a change of control of Cohesion;

•	call and hold a meeting of stockholders for the purpose of approving the financing and related transactions, including the preparation and mailing of this proxy statement;

•	promptly notify the purchasers of any inaccuracy of a representation of Cohesion contained in the common stock purchase agreement, failure of Cohesion to perform its obligations under the common stock purchase agreement or material adverse change in Cohesion’s business, assets, liabilities, condition (financial or otherwise), results of operations or prospects; and

•	provide access to the purchasers to Cohesion’s officers, employees and books and records.

         Among other things, the purchasers will:

•	use reasonable best efforts to satisfy the conditions to completion of the financing; and

•	promptly notify Cohesion of any inaccuracy of a representation of the purchasers contained in the common stock purchase agreement or failure of the purchasers to perform their obligations under the common stock purchase agreement.

         Termination. The common stock purchase agreement may be terminated at any time before the closing on the following conditions:

•	by the mutual written consent of Cohesion and the purchasers;

•	by Cohesion or the purchasers if the financing has not been completed by October 31, 2002;

•	by Cohesion or the purchasers if Cohesion’s stockholders do not approve Proposal 1 (The Financing) and Proposal 2 (The Restated Certificate of Incorporation); or

•	by the purchasers if the Cohesion Board withdraws, modifies or changes its recommendation that Cohesion’s stockholders approve Proposal 1 (The Financing) and Proposal 2 (The Restated Certificate of Incorporation).

The Purchasers

         Cohesion expects that the purchasers of common stock in the financing will include the following:

	Individuals with	Estimated Number of
	Voting and	Shares of Common	Number of Shares
Purchaser	Investment Authority	Stock to be Purchased	Underlying Warrants

Three Arch Capital, L.P.		3,913,457	434,828

TAC Associates, L.P.		185,004	20,556

Alta California Partners III, L.P.		2,052,755	228,084

Alta Embarcadero Partners III, LLC		69,345	7,705

Alta BioPharma Partners II, L.P.		1,906,276	211,808

Alta Embarcadero BioPharma Partners II, LLC		70,083	7,787

Total		8,196,920	910,768

         Three Arch Capital, L.P. and TAC Associates, L.P. are affiliates of Three Arch Partners. Alta California Partners III, L.P., Alta Embarcadero Partners III, LLC, Alta BioPharma Partners II, L.P. and Alta Embarcadero BioPharma Partners II, LLC are affiliates of Alta Partners. Please see “Beneficial Ownership of Management and Certain Beneficial Owners.”

Registration of Shares

         Cohesion has agreed to file with the Commission, within 30 days after completion of the financing, a registration statement on Form S-3 covering the resale to the public by the purchasers of the common stock acquired by them pursuant to the common stock purchase agreement and issuable to them upon exercise of the warrants. Cohesion has agreed to use best efforts to cause the registration statement to be declared effective by the Commission as soon as reasonably practicable thereafter and to remain effective until the second anniversary of the closing date of the financing. In the event that the registration statement has not been declared effective by the Commission on or before the date that is 90 days after the date on which the registration statement is initially filed with the Commission, Cohesion has agreed to pay to the purchasers an amount in cash as liquidated damages equal to one percent of the purchase price paid by the purchasers pursuant to the common stock purchase agreement. For each additional 60-day period that the registration statement has not been declared effective by the Commission, Cohesion has agreed to pay to the purchasers an additional one percent of the purchase price paid by the purchasers. In the event that the common stock purchase agreement is terminated for any reason, Cohesion will be required to file, within 30 days after the date of such termination, a registration statement on Form S-3 covering the resale of the common stock issuable upon exercise of the warrants.

Standstill

         The purchasers have agreed not to acquire, directly or indirectly, additional shares of common stock or securities convertible into or exchangeable for common stock without the prior written consent of Cohesion, subject to the rights described below under the caption “Preemptive Rights.” The purchasers have also agreed not to form or participate in any “group” within the meaning of the Securities Exchange Act of 1934, as amended.

Preemptive Rights

         Cohesion has agreed that, in the event it issues any equity securities in a private placement transaction prior to the first anniversary of the completion of the financing, the purchasers will have the right to purchase their pro rata portion of such securities on the same terms and conditions as the other investors in such transaction.

Board Nominees of the Purchasers

         For so long as Three Arch Capital, L.P. and its affiliates continue to own at least 10% of the outstanding common stock, Three Arch Capital, L.P. will have the right to nominate one person for election to the Cohesion Board. As of the date of this proxy statement, Three Arch Capital, L.P. has not designated a nominee for election to the Cohesion Board but retains the right to do so in the future.

         For so long as Alta California Partners III, L.P. and its affiliates continue to own at least 10% of the outstanding common stock, Alta California Partners III, L.P. will have the right to nominate one person for election to the Cohesion Board. Alta California Partners III, L.P. has informed Cohesion that its nominee to the Cohesion Board will be Guy Nohra. Mr. Nohra, 42, has been a partner of Alta Partners, a venture partnership that invests in biotechnology and medical device companies, since February 1996. Mr. Nohra currently serves on the boards of several privately-held companies. Mr. Nohra holds a B.A. in History from Stanford University and an M.B.A. from the University of Chicago. Mr. Nohra is expected to become a member of the Cohesion Board upon completion of the financing. If the Restated Certificate of Incorporation providing for classes of directors serving staggered three-year terms is approved by Cohesion’s stockholders at the annual meeting, it is expected that Mr. Nohra will be a Class I director appointed for a one-year term until the 2003 annual meeting of stockholders.

Vote Required

         The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the annual meeting will be required to approve the issuance of common stock to the purchasers pursuant to the common stock purchase agreement.

Recommendation of the Cohesion Board

THE COHESION BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 1 TO APPROVE THE ISSUANCE OF COMMON STOCK TO THE PURCHASERS PURSUANT TO THE COMMON STOCK PURCHASE AGREEMENT.

PROPOSAL NO. 2: RESTATED CERTIFICATE OF INCORPORATION

         In July 2002, the Cohesion Board unanimously approved the Restated Certificate of Incorporation increasing the aggregate number of shares of common stock which Cohesion is authorized to issue from 15,000,000 to 30,000,000 and providing for a classified Board of Directors. No increase in the authorized number of shares of preferred stock of Cohesion, currently 5,000,000, is proposed or anticipated.

         If approved by Cohesion’s stockholders, the Restated Certificate of Incorporation will become effective upon filing thereof with the Delaware Secretary of State. The Restated Certificate of Incorporation is set forth in Appendix C to this proxy statement.

Description of the Restated Certificate of Incorporation

         The Amended and Restated Certificate of Incorporation currently authorizes 15,000,000 shares of common stock and provides for a single class of directors, each director being elected for a term of office of one year. The Restated Certificate of Incorporation would increase the number of authorized shares of common stock to 30,000,000 and provide for three classes of directors serving staggered three-year terms. Under the Restated Certificate of Incorporation, each director will hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Initially, Class I Directors would be elected for a one-year term until the 2003 annual meeting of stockholders, Class II Directors would be elected for a two-year term until the 2004 annual meeting of stockholders and Class III Directors would be elected for a three-year term until the 2005 annual meeting of stockholders. Beginning with the 2003 annual meeting of stockholders, directors so elected would succeed the directors of the class whose term was then expiring, and each newly elected director would serve for a three-year term.

Reasons for the Restated Certificate of Incorporation

         Increase in Authorized Common Stock. As of June 30, 2002, Cohesion had 9,479,436 shares of common stock outstanding and approximately 3,311,319 shares of common stock reserved for issuance to employees, consultants and other service providers pursuant to Cohesion’s compensation plans, agreements and arrangements, including Cohesion’s employee stock purchase plan. Based on the foregoing number of outstanding and reserved shares of common stock, Cohesion currently has 2,209,245 shares of common stock available for other purposes.

         In connection with the financing, Cohesion has agreed to issue an aggregate of 8,196,920 shares of common stock to the purchasers pursuant to the common stock purchase agreement. In addition, Cohesion issued to the purchasers warrants to purchase up to an aggregate of 910,768 additional shares of common stock. Cohesion will be unable to complete the financing unless the Restated Certificate of Incorporation increasing the authorized number of shares of common stock is approved by Cohesion’s stockholders.

         In addition to the number of authorized shares required to complete the financing, the Cohesion Board believes that it is in Cohesion’s best interests to increase the number of authorized but unissued shares of common stock in order to provide Cohesion with the flexibility to issue common stock for corporate purposes the Cohesion Board may deem advisable in the future without further action by Cohesion’s stockholders, unless required by law, regulation or stock exchange or Nasdaq rule. These purposes could include, among other things, the sale of stock to obtain additional capital funds, the acquisition of assets, technologies or companies, the use of additional shares for various equity compensation and other employee benefit plans of Cohesion and other bona fide purposes. The Cohesion Board believes that if an increase in the authorized number of shares of common stock were postponed until a specific need arose, the delay and expense incident to obtaining the approval of Cohesion’s stockholders at that time could significantly impair Cohesion’s ability to meet financing or other objectives.

         The Cohesion Board believes that the proposed increase in authorized common stock will make sufficient shares available for use pursuant to the purposes described herein. Other than as specified above and as permitted or required under Cohesion’s compensation plans, agreements and arrangements, Cohesion’s management has no present arrangements, agreements, understandings or plans for the use of the additional shares proposed to be authorized. No additional action or authorization by Cohesion’s stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of Nasdaq or any stock exchange on which the common stock is then listed or quoted. Cohesion reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Cohesion Board.

         The additional shares of common stock authorized by the Restated Certificate of Incorporation would have the same rights and privileges as the shares of common stock currently authorized and issued. Stockholders will not have preemptive rights under the Restated Certificate of Incorporation. If the Cohesion Board elects to issue additional shares of common stock, such issuance could have a dilutive effect on earnings per share, voting power and holdings of Cohesion’s current stockholders.

         Classified Board of Directors. Cohesion believes that the Restated Certificate of Incorporation providing for a classified Board of Directors will provide additional continuity to Cohesion’s management by having persons serve on the Cohesion Board for a longer period of time, without standing for reelection. Cohesion also believes that three-year terms for its directors will be more attractive to a potential director candidate and thus will make available to Cohesion more candidates for election to the Cohesion Board.

Potential Anti-Takeover Effects

         In the event Proposal No. 2 is approved, it could, under certain circumstances have an anti-takeover effect. The increased number of authorized shares of common stock and the classification of the Cohesion Board could discourage, or be used to impede, an attempt to acquire or otherwise change control of Cohesion. The private placement of shares of common stock into “friendly” hands, for example, could dilute the voting strength of a party seeking control of Cohesion. In addition, since not all directors will stand for election at a single annual meeting of stockholders, as is the case now, any stockholders desiring to effect a change of control would have to vote at multiple meetings in order to do so. It would require at least two annual meetings of stockholders to replace a majority of the Cohesion Board and it would require three annual meetings of stockholders to replace the entire Cohesion Board. Proposal No. 2 has been prompted by business and other financial considerations and not by the threat of any effort by any person or group to obtain control of Cohesion.

         Furthermore, many companies have adopted stockholder rights plans to discourage or defeat unsolicited shares accumulation programs and acquisition proposals, which programs or proposals may be viewed by the board of directors as not in the best interest of the company and its stockholders. In April 1999, the Cohesion declared a dividend of one preferred share purchase right for each shares of common stock outstanding as of the close of business on May 19, 1999. The rights are not exercisable until 10 days following a public announcement that a person or group of affiliated persons has acquired beneficial ownership of 15% or more of the common stock or the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the common stock. The Cohesion Board has amended the rights agreement to provide that the financing will not trigger the exercisability of the rights.

Vote Required

         The affirmative vote of the holders of a majority of the outstanding common stock will be required to approve the Restated Certificate of Incorporation.

Recommendation of the Cohesion Board

         THE COHESION BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2 TO APPROVE THE RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL NO. 3: AMENDMENT TO THE RESTATED 1998 STOCK OPTION PLAN

         In July 2002, the Cohesion Board amended Cohesion’s Restated 1998 Stock Option Plan, subject to stockholder approval, to increase the aggregate number of shares authorized for issuance under the 1998 Plan by 1,000,000 shares from 3,007,000 shares to 4,007,000 shares. This amendment was designed to ensure that Cohesion can continue to grant stock options at levels determined appropriate by the Cohesion Board. The Cohesion Board believes that in order to attract, motivate and retain highly qualified employees and consultants and to provide such employees and consultants with adequate incentive through their proprietary interest in Cohesion, it is necessary to increase the number of shares available for issuance under the 1998 Plan. The essential features of the 1998 Plan are outlined below.

General

         The 1998 Plan provides for the grant to employees of Cohesion (including officers and employee directors) of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code and for the grant of nonstatutory stock options to employees and consultants of Cohesion. The purposes of the 1998 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to the employees and consultants of Cohesion and to promote the success of Cohesion’s business.

Administration

         Grants under the 1998 Plan are made by (1) the Cohesion Board or (2) the Human Resources Committee of the Cohesion Board, which is sometimes referred to in this proxy statement as the “Administrator.” The Administrator has the authority, in its discretion: (1) to determine the fair market value of the common stock; (2) to select the employees and consultants to whom options may from time to time be granted; (3) to determine whether and to what extent options are granted; (4) to determine the number of shares of common stock to be covered by each such award; (5) to approve the form of option agreement; (6) to determine the terms and conditions of any award, including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any option and/or the shares of common stock relating thereto, based in each case on such factors as the Administrator shall determine; (7) to reduce the exercise price of any option to the then current fair market value if the fair market value of the common stock covered by such option shall have declined since the date the option was granted.

Eligibility

         Under the 1998 Plan, employees (including officers and employee directors) may be granted incentive stock options within the meaning of Section 422 of the Code, and employees and consultants may be granted nonstatutory stock options. The 1998 Plan provides that the maximum number of shares of common stock underlying options granted to any one employee during any fiscal year is 250,000 shares, subject to adjustment as provided in the 1998 Plan. In addition, to the extent that an optionee has the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value in excess of $100,000, such excess options are treated as nonstatutory stock options. For purposes of making this determination, incentive stock options are taken into account in the order in which they were granted, and the fair market value of the shares is determined as of the time the option with respect to such shares was granted.

Exercise Price

         The exercise price of all incentive stock options granted under the 1998 Plan must be at least equal to 100% of the fair market value of the common stock on the date of grant. The exercise price of all nonstatutory stock options granted under the 1998 Plan must be equal to at least 85% of the fair market value of the common stock on the date of grant. To date, all nonstatutory stock option grants have been at the fair market value. With respect to any participant who owns stock representing more than 10% of the voting power of all classes of stock of Cohesion, the exercise price of any stock option granted must equal at least 110% of the fair market value. With respect to any nonstatutory stock option granted to certain executive officers of Cohesion, the exercise price of such option must be at least equal to the fair market value of the common stock on the date of grant. The fair market value per share is equal to the closing price on the Nasdaq National Market on the date of grant. The exercise price may be paid in such consideration as determined by the Administrator, including, but not limited to cash, check, promissory notes and shares of common stock.

Term

         The Administrator determines the term of options. If an optionee owns stock possessing more than 10% of the voting power of Cohesion’s outstanding capital stock, the term of an option may not exceed five years. The term of incentive stock options may not exceed ten years. The 1998 Plan provides that in the event of the termination of an optionee’s employment or consulting relationship with Cohesion, such optionee may exercise any vested options within three months following termination (or such other period of time not exceeding six months, in the case of a nonstatutory stock option following termination as determined by the Administrator). If the optionee was not entitled to exercise the option at the date of such termination, or if the optionee does not exercise such option (which the optionee was entitled to exercise) within the time specified, the option will terminate.

Exercisability

         The Administrator determines when options become exercisable, including any restrictions or limitations such as those based on continued employment.

Adjustment Upon Changes in Capitalization or Merger

         In the event of a dissolution or liquidation of Cohesion other than in an Acquisition (as defined below), each outstanding option shall be terminated if not exercised prior to such event, unless such outstanding option is assumed by a subsequent purchaser.

         In the event of an “Acquisition,” which is defined in the 1998 Plan as either a sale of all or substantially all of Cohesion’s assets, or a consolidation or merger of Cohesion with or into any other corporation or other entity or person in which the stockholders of Cohesion prior to such consolidation or merger own less than 50% of the surviving company’s voting power immediately after such consolidation or merger, any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity may assume any options outstanding under the 1998 Plan or substitute similar options, including an option to acquire the same consideration paid to the stockholders in the Acquisition, for those outstanding under the 1998 Plan.

         If any surviving corporation or acquiring corporation in an Acquisition refuses to assume such options or to substitute similar options for those outstanding under the 1998 Plan, then (1) the vesting (and, if applicable, the time during which such options may be exercised) of options held by optionees whose continuous status as an employee or consultant has not terminated prior to such event shall be accelerated and made fully exercisable at least 30 days prior to the closing of the Acquisition and such options will terminate if not exercised prior to the closing of such Acquisition and (2) any other options outstanding under the 1998 Plan will be terminated if not exercised prior to the closing of the Acquisition.

         In the event of an Acquisition where the surviving or acquiring corporation or entity does assume such options (or substitutes similar options for those outstanding under the 1998 Plan), the vesting (and, if applicable, the time during which such options may be exercised) of options held by persons then performing services as employees or consultants shall be accelerated and such options shall become fully vested and exercisable, if any of the following events occurs within 12 months after the completion of the Acquisition: (1) the service to Cohesion or an affiliate by such optionee is terminated without cause; (2) the optionee terminates his or her service to Cohesion or an affiliate due to the fact that the principal place of such optionee’s employment is moved to a location more than 50 miles from such optionee’s existing work location; or (3) the optionee terminates his or her service to Cohesion or affiliate due to a material reduction in such optionee’s responsibilities and duties.

Transferability

         No option may be sold, pledged, assigned, hypothecated, transferred or disposed in any manner by the optionee other than by will or the laws of descent or distribution. Each option may be exercised during the lifetime of the optionee only by such optionee.

Amendment and Termination of 1998 Plan

         The Cohesion Board may at any time amend or terminate the 1998 Plan, except that such action cannot adversely affect options previously granted without the agreement of any optionee so affected. Cohesion must obtain stockholder approval of any amendment to the 1998 Plan that would increase the number of shares subject to the 1998 Plan, that would change the designation of the class of persons eligible to be granted options or that would require stockholder approval to qualify the options granted under the plan as performance based compensation under Section 162(m) of the Code. If not terminated earlier, the 1998 Plan will terminate in 2008.

Options Granted

         As of June 30, 2002, options for 2,041,355 shares were outstanding under the 1998 Plan and 157,914 shares remained available for future grants (excluding the proposed increase in the number of shares authorized for issuance under the 1998 Plan described in this Proposal No. 3). As of June 30, 2002, the aggregate fair market value of shares subject to outstanding options under the 1998 Plan was approximately $4.4 million, based upon the closing price of the common stock as reported on the Nasdaq National Market on such date. The actual benefits, if any, to the holders of stock options issued under the 1998 Plan are not determinable prior to exercise, as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the common stock on the date of exercise and the exercise price of an optionee’s stock option.

Tax Information

         The following is only a brief summary of the Federal income tax consequences for the optionee and Cohesion with respect to the grant and exercise of options under the 1998 Plan. This summary does not purport to be complete, and does not discuss the tax consequences of the optionee’s death or the income tax laws of any municipality, state or foreign country in which an optionee may reside. Cohesion has advised all optionees to consult their own tax advisors with respect to the tax consequences of their participation in the 1998 Plan.

         Options granted under the 1998 Plan may be either incentive stock options, which are intended to qualify for the special tax treatment provided by Section 422 of the Code, or nonstatutory stock options which will not so qualify.

         If an option granted under the 1998 Plan is an incentive stock option, under Federal tax law, an optionee will recognize income upon grant of the option and have no regular taxable liability due to the exercise. However, the excess of the value of the stock subject to the option over the exercise price will be an item of alternative minimum taxable income, which could result in the optionee being subject to the alternative minimum tax for the year of exercise. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after exercise of the option, any gain will be treated as long-term capital gain. If both of these holding periods are not satisfied (a “disqualifying disposition”), the optionee will recognize ordinary income equal to the difference, if any, between the exercise price and the lower of (1) the fair market value of the shares at the date of the option exercise or (2) the sale price of the shares. A different rule for measuring ordinary income upon such a disqualifying disposition may apply if the optionee is also an officer, director or 10% stockholder of Cohesion. Cohesion will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a disqualifying disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on whether or not the disposition occurs more than one year after the exercise date.

         All other options, which do not qualify as incentive stock options or are not designated as such, are referred to as nonstatutory stock options. An optionee will not recognize any taxable income under Federal tax laws at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary taxable income measured by the excess of the then fair market value of the shares over the exercise price. Cohesion will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory stock option. The taxable income recognized by an optionee who is also an employee of Cohesion will be subject to income and employment tax withholding by Cohesion by payment in cash by the optionee or out of the optionee’s current earnings. Upon resale of such shares by the optionee, any difference between the sale price and the optionee’s tax basis (exercise price plus the income recognized upon exercise) is treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year after the exercise date.

Vote Required

         The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the annual meeting will be required to approve the amendment to the Restated 1998 Stock Option Plan.

Recommendation of the Cohesion Board

         THE COHESION BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3 TO APPROVE THE AMENDMENT OF THE RESTATED 1998 STOCK OPTION PLAN.

PROPOSAL NO. 4: ELECTION OF DIRECTORS

         A board of five directors will be elected at the annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. All nominees are presently directors of Cohesion. If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Cohesion Board to fill the vacancy. Cohesion does not expect that any nominee will be unable or will decline to serve as a director. The Cohesion Board is currently comprised of six directors. Craig T. Davenport, a current member of the Cohesion Board and the Chairman of the Human Resources Committee of the Cohesion Board, has informed Cohesion that he will not stand for reelection. Upon completion of the financing, Guy Nohra is expected to fill the vacancy created by Mr. Davenport’s decision not to stand for reelection. For additional information regarding Mr. Nohra, please see “Proposal No. 1: The Financing—Board Nominees of the Purchasers.” If stockholders nominate additional persons for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of the board of directors’ nominees as possible, with the proxy holders making any required selection of specific nominees to be voted for.

         If approved by Cohesion’s stockholders at the annual meeting, the Restated Certificate of Incorporation would provide for classes of directors serving staggered three-year terms. Under the Restated Certificate of Incorporation, each director will hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Initially, Class I Directors would be elected for a one-year term until the 2003 annual meeting of stockholders, Class II Directors would be elected for a two-year term until the 2004 annual meeting of stockholders and Class III Directors would be elected for a three-year term until the 2005 annual meeting of stockholders. Beginning with the 2003 annual meeting of stockholders, directors so elected would succeed the directors of the class whose term was then expiring, and each newly elected director would serve for a three-year term.

         The names of the nominees and certain information about them, are described below:

Name	Age	Principal Occupation	Director Since	Class

John R. Daniels, M.D.(1)(2)	64	Associate Professor of Medicine/Oncology, University of Southern California	1998	III

William G. Mavity	52	Chief Executive Officer and President (beginning October 1, 2001)	2001	III

Mark A. Philip, Ph.D. (1)	47	President and Chief Executive Officer, Zycos Inc., a biotechnology company	1998	I

Thomas M. Prescott (1)	47	President and Chief Executive Officer, Align Technology, Inc., a medical device company	2000	II

Robert C. Robbins, M.D. (2)	44	Assistant Professor of Cardiothoracic Surgery, Stanford University	2000	II

(1)	Member of the Audit Committee.

(2)	Member of the Human Resources Committee.

         Except as described below, each of the directors and/or nominees has been engaged in his principal occupation described above during the past five years. There are no family relationships among any directors or executive officers of the company.

         John R. Daniels, M.D. has served as chairman of the Cohesion Board since January 1998. Dr. Daniels is an Associate Professor of Medicine/Oncology at the University of Southern California. Dr. Daniels is also Chairman of the Board and Chief Financial Officer of Balance Pharmaceuticals, Inc., a pharmaceutical company. Dr. Daniels founded Collagen Corporation in 1976 and served as Chief Scientific Officer through 1979. In 1985, Dr. Daniels founded Target Therapeutics, Inc. and served as Chief Executive Officer through 1990. Dr. Daniels has a B.S. in Biology and an M.D. degree from Stanford University, and was a Research Associate at the National Institutes of Health from 1966 through 1969.

         William G. Mavity began serving as our President and Chief Executive Officer in October 2001 and has served as a director since September 2001. Prior to joining Cohesion, Mr. Mavity served as President, Chief Executive Officer and director of InnerDyne, Inc., a medical device company, from 1993 until the acquisition of InnerDyne by U.S. Surgical, a unit of Tyco International Ltd., in December 2000. From 1972 to 1993, Mr. Mavity served at Minnesota Mining and Manufacturing Company, frequently referred to as 3M, in positions of increasing responsibility including Operations Director (medical device division), General Manager and Manufacturing Manager (Sarns/3M Health Care), and Manufacturing Manager (3M Health Care, Europe). Mr. Mavity holds a B.S. in Mechanical Engineering Administration from the University of Delaware. Mr. Mavity serves as Chairman of the Board of Directors of Biosurface Engineering Technologies, Inc. and as a director of Cardeon, Inc., both of which are privately-held medical technology companies.

         Mark A. Philip, Ph.D. has served as a director since September 1998. Dr. Philip has been the President and Chief Executive Officer of Zycos Inc., a biotechnology company, since 1997. From 1992 to 1997, Dr. Philip was President and Chief Executive Officer of Immuno-US, a biological pharmaceutical company, and from 1983 to 1992, he held regulatory, marketing and general management positions at Baxter International, Inc., a medical products company, in Europe, Japan and the United States. Dr. Philip has a B.S. in biochemistry and animal physiology and a Ph.D. in hematology and immunology from Trent Polytechnic/Nottingham City University, and an M.B.A. from Lake Forest Graduate School of Management.

         Thomas M. Prescott has served as a director since August 2000. Since March 2002, Mr. Prescott has served as President, Chief Executive Officer and a director of Align Technology, Inc., a public company developing high technology orthodontic products. Mr. Prescott was the President, Chief Executive Officer and a director of Cardiac Pathways Corporation from May 1999 until August 2001 when it was acquired by Boston Scientific. From August 1996 to May 1999, Mr. Prescott served as Vice President and General Manager of a respiratory unit of Nellcor Puritan Bennett, and from April 1994 to August 1996, he was Senior Director of Corporate Accounts and Healthcare Systems at Nellcor. Mallinckrodt acquired Nellcor Puritan Bennett in September 1997. Mr. Prescott previously held various positions of increasing responsibility at GE Medical Systems. Mr. Prescott holds a B.S. in engineering from Arizona State University and an Executive M.B.A. from Northwestern University’s Kellogg Graduate School of Management. Mr. Prescott serves on the board of directors of R2 Technologies, a privately-held company.

         Robert C. Robbins, M.D. has served as a director since April 2000. Dr. Robbins has been affiliated with the Stanford University School of Medicine since 1993, where he currently serves as Director of the Heart, Heart-Lung and Lung Transplant Program and is an Assistant Professor of Cardiothoracic Surgery and Director of the Cardiothoracic Transplantation Laboratory. Dr. Robbins completed his residency in cardiothoracic surgery at Stanford University Hospital. Previously, Dr. Robbins was a Pediatric Fellow of Cardiothoracic Surgery and a Pediatric Fellow of Cardiac Surgery at Emory University School of Medicine in Atlanta and at Royal Children’s Hospital in Melbourne, Australia, respectively. He was also a Clinical Associate, Surgery Branch NHLBI at the National Institutes of Health in Bethesda, Maryland.

Board Meetings; Committees

         The Cohesion Board held seven meetings during the six months ended December 31, 2001. The Cohesion Board of directors has an Audit Committee and a Human Resources Committee. The Cohesion Board has no nominating committee or any committee performing such functions.

         During the six months ended December 31, 2001, the Audit Committee consisted of Dr. Daniels, Dr. Philip (Chairman) and Mr. Prescott. The Audit Committee held two meetings during the six months ended December 31,

2001. The role of the audit committee is to oversee Cohesion’s financial reporting process on behalf of the Cohesion Board. Management has the primary responsibility for Cohesion’s financial statements as well as Cohesion’s financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of Cohesion’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, reviewing Cohesion’s quarterly financial statements and other procedures.

         During the six months ended December 31, 2001, the Human Resources Committee consisted of Dr. Daniels, Craig T. Davenport (Chairman) and Dr. Robbins. The Human Resources Committee provides guidance and commentary for all corporate compensation, benefits, perquisites and employee (and director) equity programs. The Human Resources Committee reviews and makes recommendations to the Cohesion Board regarding such matters as the compensation of officers, employee equity plans and individual equity grants and bonus plans and bonus payments. The Human Resources Committee held two meetings during the six months ended December 31, 2001.

         No director serving in the six months ended December 31, 2001 attended fewer than 75% of the aggregate number of board and committee meetings for committees on which he serves.

Director Compensation

         Cohesion currently pays each director who is not an employee a monthly retainer of $1,000 ($4,000 in the case of the Chairman), a fee of $1,000 for each in person board meeting attended by the director, and a fee of $250 for each telephonic board meeting in which a director participates. There is no fee paid for committee meetings attended. Each nonemployee director participates in our 1998 Directors’ Stock Option Plan, which provides for automatic option grants on the terms and subject to the conditions contained in that plan.

Human Resources Committee Interlocks and Insider Participation

         The members of the Human Resources Committee during the six months ended December 31, 2001 were Dr. Daniels, Mr. Davenport and Dr. Robbins, none of whom has been an officer or employee of Cohesion.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires Cohesion’s directors and officers and persons who own more than 10% of the common stock to file reports of ownership and reports of changes in ownership with the Commission. These persons are required by regulations of the Commission to furnish Cohesion with copies of all Section 16(a) forms they file. Based solely on a review of the forms submitted to Cohesion during the six months ended December 31, 2002, we believe that, during the six months ended December 31, 2001 all filing requirements applicable to our directors, officers and 10% stockholders were complied with.

Vote Required

         The five nominees receiving the highest number of affirmative votes cast will be elected as directors of Cohesion.

Recommendation of the Cohesion Board

         THE COHESION BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth specified information regarding the beneficial ownership of common stock as of June 30, 2002 and after giving effect to the financing by the following persons:

•	each person (or group of affiliated persons) or entity who is known by Cohesion to beneficially own 5% or more of the common stock;

•	each of Cohesion’s directors;

•	Cohesion’s Chief Executive Officer and the four other highest compensated officers of Cohesion; and

•	all of Cohesion’s directors and executive officers as a group.

	Shares Beneficially Owned		Shares Beneficially Owned

	Prior to the Financing(2)		After the Financing(2)

Name And Address Of Beneficial Owner(1)	Number	Percent	Number	Percent

Affiliates of Three Arch Partners (3)	455,384	4.6%	4,553,846	25.1	%+
3200 Alpine Road
Portola Valley, CA 94028

Affiliates of Alta Partners (4)	455,384	4.6	4,553,846	25.1	+
One Embarcadero Center, Suite 4050
San Francisco, CA 94111

Reid W. Dennis (5)	696,043	7.3	696,043	3.9
3000 Sand Hill Road
Building 2, Suite 290
Menlo Park, CA 94025

Dimensional Fund Advisors, Inc.(6)	711,150	7.5	711,150	4.0
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Perkins Capital Management, Inc.(7)	530,700	5.6	530,700	3.0
730 East Lake Street
Wayzata, Minnesota 55391

Wellington Management Company, LLP (8)	505,300	5.3	505,300	2.9
75 State Street
Boston, MA 02109

William G. Mavity	23,000	*	23,000	*

John R. Daniels, M.D. (9)	299,627	3.1	299,627	1.7

Craig T. Davenport (10)	32,800	*	32,800	*

Mark A. Philip, Ph.D.(11)	27,000	*	27,000	*

Thomas M. Prescott(12)	11,900	*	11,900	*

Robert C. Robbins, M.D.(13)	10,000	*	10,000	*

David J. Foster(14)	276,614	2.9	276,614	1.5

Frank A. DeLustro, Ph.D.(15)	196,479	2.1	196,479	1.1

Ross R. Erickson(16)	159,226	1.7	159,226	*

George Y. Daniloff, M.D., Ph.D.(17)	17,399	*	17,399	*

Russell W. McDaniell(18)	111,098	1.2	111,098	*

Deborah L. Webster(19)	152,824	1.6	152,824	*

All directors and executive officers
as a group (15 persons)(20)	1,438,137	14.0	1,438,137	7.8

+	Upon completion of the financing and assuming exercise in full of the warrants, affiliates of Three Arch Partners and Alta Partners will control approximately 49% of the voting power of Cohesion.
*	Less than one percent of the outstanding shares of common stock.

(1)	Information with respect to beneficial ownership is based upon information furnished by each director and executive officer or contained in filings made with the Commission. Unless otherwise indicated, the address for each listed stockholder is c/o Cohesion Technologies, Inc., 2500 Faber Place, Palo Alto, California 94303.

(2)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting and investment power with respect to shares. Unless otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. The number and percentage of shares beneficially owned are based on 9,479,436 shares of common stock outstanding as of June 30, 2002. The number and percentage of shares beneficially owned also assumes that shares of common stock subject to options, warrants and other rights that are currently exercisable or exercisable within 60 days of June 30, 2002 are deemed to be outstanding and beneficially owned.

(3)	The shares beneficially owned by affiliates of Three Arch Partners include: (a) 434,828 shares and 20,556 shares of common stock issuable upon exercise of warrants exercisable within 60 days of June 30, 2002 held by Three Arch Capital, L.P. and TAC Associates, L.P., respectively, which warrants were issued on July 24, 2002 and (b) 3,913,456 shares and 185,004 shares of common stock proposed to be issued to Three Arch Capital, L.P. and TAC Associates, L.P., respectively, upon completion of the financing.

(4)	The shares beneficially owned by affiliates of Alta Partners include (a) 228,084 shares, 7,705 shares, 211,808 shares and 7,787 shares of common stock issuable upon exercise of warrants exercisable within 60 days of June 30, 2002 held by Alta California Partners III, L.P., Alta Embarcadero Partners II, LLC, Alta BioPharma Partners II, L.P. and Alta Embarcadero BioPharma Partners, L.P., respectively, which warrants were issued on July 24, 2002 and (b) 2,052,755 shares, 69,345 shares, 1,906,276 shares and 70,084 shares of common stock proposed to be issued to Alta California Partners III, L.P., Alta Embarcadero Partners II, LLC, Alta BioPharma Partners II, L.P. and Alta Embarcadero BioPharma Partners, L.P, respectively, upon completion of the financing.

(5)	Excludes 1,500 shares held by Mr. Dennis as trustee for Suzanna Weaver Dennis, of which he disclaims any beneficial ownership.

(6)	Dimensional Fund Advisors, Inc., or DFA, is an investment advisor registered with the Commission under the Investment Advisors Act of 1940, as amended, sometimes referred to in this proxy statement as the 1940 Act. DFA may be deemed to beneficially own the stated shares by virtue of its status as a registered investment advisor to its various investment advisory clients. Of such amount, DFA may be deemed to have sole voting power and sole dispositive power with respect to 711,150 shares. The information presented regarding DFA is based upon information contained in a Schedule 13F filed by DFA as of May 3, 2002.

(7)	Perkins Capital Management, Inc., or PCM, is an investment advisor registered with the Commission under the Investment Advisors Act of 1940. PCM may be deemed to beneficially own the stated shares by virtue of its status as a registered investment advisor to its various investment advisory clients. Of such amount, PCM may be deemed to have sole dispositive power with respect to 530,700 shares and sole voting power with respect to 40,600 shares. The information presented regarding PCM is based upon information contained in a Schedule 13F filed by PCM as of July 30, 2002.

(8)	Wellington Management Company, LLP, or WMC, is an investment advisor registered with the Commission under the 1940 Act. WMC may be deemed to beneficially own the stated shares by virtue of its status as a registered investment advisor to its investment advisory clients. Of such amount, WMC may be deemed to have sole dispositive power and no voting power with respect to 505,300 shares. The information presented regarding WMC is based upon information contained in a Schedule 13F filed by WMC as of March 31, 2002.

(9)	Includes 33,000 shares of common stock issuable upon exercise of options within 60 days of June 30, 2002.

(10)	Includes 25,000 shares of common stock issuable upon exercise of options within 60 days of June 30, 2002.

(11)	Includes 25,000 shares of common stock issuable upon exercise of options within 60 days of June 30, 2002.

(12)	Includes 10,000 shares of common stock issuable upon exercise of options within 60 days of June 30, 2002.

(13)	Represents 10,000 shares of common stock issuable upon exercise of options within 60 days of June 30, 2002.

(14)	Includes 193,259 shares of common stock issuable upon exercise of options within 60 days of June 30, 2002. The number of common shares owned is based upon information provided to Cohesion by Mr. Foster as of September 7, 2001.

(15)	Includes 96,518 shares of common stock issuable upon exercise of options within 60 days of June 30, 2002. The number of common shares owned is based upon information provided to Cohesion by Mr. DeLustro as of September 7, 2001.

(16)	Includes 58,046 shares of common stock issuable upon exercise of options within 60 days of June 30, 2002.

(17)	Includes 17,399 shares of common stock issuable upon exercise of options within 60 days of June 30, 2002.

(18)	Includes 95,678 shares of common stock issuable upon exercise of options within 60 days of June 30, 2002.

(19)	Includes 125,346 shares of common stock issuable upon exercise of options within 60 days of June 30, 2002.

(20)	Includes 778,733 shares of common stock issuable upon exercise of options within 60 days of June 30, 2002.

EXECUTIVE OFFICERS

         The following information is as of June 30, 2002, except as specified below, regarding our executive officers.

Name	Age	Position

William G. Mavity	52	Chief Executive Officer, President and Director

James E. Barnes	47	Vice President, Operations

Ross Erickson	57	Vice President, Regulatory Affairs, Clinical Research and Quality Assurance

George Y. Daniloff, M.D., Ph.D.	44	Vice President, Research and Development

Russell W. McDaniell	52	Vice President, Sales

David W.J. Smith	38	Vice President, Marketing and Business Development

Deborah L. Webster	42	Vice President, Human Resources and Administration, Chief Administrative Officer

Sharon Kokubun	46	Vice President, Finance and Controller

         William G. Mavity, Chief Executive Officer, President and Director. Mr. Mavity began serving as Cohesion’s Chief Executive Officer and President in October 2001 and has served as a director since September 2001. Prior to joining Cohesion, Mr. Mavity served as President, Chief Executive Officer and director of InnerDyne, Inc., a medical device company, from 1993 until the acquisition of InnerDyne by U.S. Surgical, a unit of Tyco International Ltd., in December 2000. From 1972 to 1993, Mr. Mavity served at Minnesota Mining and Manufacturing Company, frequently referred to as 3M, in positions of increasing responsibility including Operations Director (medical device division), General Manager and Manufacturing Manager (Sarns/3M Health Care) and Manufacturing Manager (3M Health Care, Europe). Mr. Mavity holds a B.S. in Mechanical Engineering Administration from the University of Delaware. Mr. Mavity serves as Chairman of the Board of Directors of Biosurface Engineering Technologies, Inc. and as a director of Cardeon, Inc., both of which are private medical technology companies.

         James E. Barnes, Vice President, Operations. Mr. Barnes joined Cohesion in November 2001 as our Vice President, Operations. Prior to joining Cohesion, Mr. Barnes served as the Vice President of Operations of InnerDyne, Inc. from 1996 until and for a brief period following the acquisition of InnerDyne by U.S. Surgical in December 2000. From 1977 to 1996, Mr. Barnes served in various manufacturing and quality management positions at Sarns, Inc., which was acquired and became a business unit of 3M. Mr. Barnes holds a B.S. in Microbiology from Michigan State University.

         Ross Erickson, Vice President, Regulatory Affairs, Clinical Research and Quality Assurance. Mr. Erickson has served as Cohesion’s Vice President, Regulatory Affairs, Clinical Research and Quality Assurance since January 1998. He was Vice President of Regulatory Affairs and Clinical Affairs at Cohesion Corporation from May 1996 to December 1997. From January 1987 to April 1996, he held various positions with Collagen and was Vice President of Regulatory Affairs and Quality Assurance from 1991. Mr. Erickson holds a B.A. and an M.A. from Western Michigan University.

         George Y. Daniloff, M.D., Ph.D., Vice President, Research and Development. Dr. Daniloff has served as Cohesion’s Vice President, Research and Development since January 2001. Prior to joining Cohesion, Dr. Daniloff was Chief Scientific Officer at Sensors for Medicine and Science, Inc. since 1997. Prior to that, he was Director of Research and Development at Sanofi Diagnostics Pasteur, Inc., which was subsequently acquired by Beckman Coulter, Inc. From 1990 to 1996, Dr. Daniloff held several positions at Metra Biosystems, Inc., now part of Quidel Corporation, including Senior Director, Research and Development. Dr. Daniloff also served as Senior Chemist at Syva Company. Dr. Daniloff holds a Ph.D. in biochemistry and an M.D. degree, has published numerous papers and is named on multiple patents.

         Russell W. McDaniell, Vice President, Sales. Mr. McDaniell has served as Cohesion’s Vice President, Sales since March 2000. Prior to joining Cohesion, Mr. McDaniell was a co-founder of CardioVention, an early stage cardiovascular company where he served as Vice President of Marketing and Business Development since

September 1997. Prior to CardioVention, Mr. McDaniell was Director of Sales at Cardio Thoracic Systems, a cardiovascular products company that was later acquired by Guidant Corporation. From 1986 to 1996, Mr. McDaniell was the Director of Sales for Sulzer-Carbomedics. Mr. McDaniell holds a B.S. in Marketing from Fairleigh Dickinson University and an A.A.S. in Engineering from New York Technical College.

         David W.J. Smith, Vice President, Marketing and Business Development. Mr. Smith has served as Cohesion’s Vice President, Marketing and Business Development since July 2001. Prior to joining Cohesion, Mr. Smith was Vice President, Strategic Business Development and Vice President, Worldwide Marketing for Carl Zeiss, Inc., an optical, scientific and industrial instruments company. From 1994 through 1998, he was at Biocompatibles International plc, a biomaterials and medical products company and served in various capacities, including Vice President, New Business Development, Vice President, Marketing and General Manager for U.S. Cardiovascular. From 1986 through 1994, Mr. Smith held various marketing management positions at Coopervision/Pilkington Visioncare, U.K. Mr. Smith holds a postgraduate degree in Marketing from Bournemouth University.

         Deborah L. Webster, Vice President Human Resources and Administration, Chief Administrative Officer. Ms. Webster has served as Cohesion’s Vice President of Human Resources and Administration, Chief Administrative Officer since January 1998. Ms. Webster joined Collagen in 1982 and served in various human resource and management positions until 1991, when she was appointed as Vice President, Human Resources and Administrative Services. Ms. Webster holds a B.A. from the University of California at Berkeley and completed the Stanford University Executive Program at the Graduate Business School.

         Sharon Kokubun, Vice President, Finance and Controller. Ms. Kokubun has served as Cohesion’s Vice President, Finance and Controller since January 1998. Ms. Kokubun joined Collagen in April 1988 as Assistant Controller and was promoted in February 1994 to Treasurer. Ms. Kokubun is a certified public accountant and holds an M.B.A. in finance from the University of Hawaii.

EXECUTIVE COMPENSATION

         The following table summarizes the total compensation awarded to, earned by or paid to the Named Officers for services rendered in all capacities to us during the six months ended December 31, 2001 and the fiscal years ended June 30, 2001 and 2000. Prior to August 18, 1998, Cohesion was a wholly-owned subsidiary of Collagen Corporation, from which Cohesion was spun off in August 1998. Prior to the spin-off, compensation to the Named Officers was paid by either Collagen or a company affiliated with Collagen.

					Long-Term
					Compensation

			Annual Compensation		Securities
					Underlying	All Other
Name And Principal Position	Period		Salary ($)	Bonus ($)	Options (#)	Compensation ($)

William G. Mavity (1)	2001	(2)	$81,116	—	—	—
Chief Executive Officer,
President and Director

David J. Foster (3)	2001	(2)	127,239	—	182,731	—
Former Chief Executive Officer	2001		200,004	—	31,000	—
and Director	2000		194,235	—	23,100	—

Frank A. DeLustro, Ph.D.(4)	2001	(2)	83,288	—	91,514	$17,500
Former President and Chief	2001		200,004	—	26,000	—
Operating Officer and Director	2000		194,235	—	6,300	—

Ross R. Erickson	2001	(2)	93,750	—	38,298	—
Vice President, Regulatory Affairs, Clinical	2001		187,500	—	19,000	—
Research and Quality Assurance	2000		181,731	—	5,040	—

George Y. Daniloff, M.D., Ph.D.(5)	2001	(2)	92,498	—	11,400	—
Vice President, Research and Development	2001		88,940	63,636	—	—

Russell W. McDaniell(6)	2001	(2)	87,504	—	51,414	—
Vice President, Sales	2001		175,007	—	84,000	—
	2000		157,566	5,000	41,800	—

Deborah L. Webster	2001	(2)	87,504	—	106,698	—
Vice President, Human Resources	2001		175,007	—	19,000	—
and Administration, Chief Administrative	2000		167,309	—	5,040	—
Officer

(1)	Mr. Mavity began serving as Cohesion’s Chief Executive Officer and President in October 2001.

(2)	Information is for the six month period from July 1, 2001 to December 31, 2001 only.

(3)	Mr. Foster resigned from his position as Cohesion’s Chief Executive Officer in September 2001. Pursuant to a separation agreement entered into with Mr. Foster in connection with his resignation, Cohesion agreed to pay Mr. Foster’s base salary for 12 months subsequent to his resignation as well as $10,000 for out-of-pocket consulting expenses.

(4)	Dr. DeLustro resigned from his position as Cohesion’s Chief Operating Officer in September 2001. Pursuant to a separation agreement entered into with Mr. DeLustro in connection with his resignation, we agreed to pay Mr. DeLustro’s base salary for 12 months subsequent to his resignation as well as $10,000 for out-of-pocket consulting expenses.

(5)	Dr. Daniloff joined Cohesion in January 2001 and received a sign-on bonus of $63,636.

(6)	Mr. McDaniell joined Cohesion in July 1999 and received a sign-on bonus of $5,000.

Option Grants During the Six Months Ended December 31, 2001

         The following table provides information regarding stock option grants made during the six months ended December 31, 2001 to the Named Officers under the 1998 Plan. The maximum term of each option granted is ten years from the date of grant. The exercise price is equal to the fair market value of our common stock on the date of grant.

         The percentage of total options granted to employees in the six months ended December 31, 2001 is based on an aggregate of 1,015,250 options granted in the six months ended December 31, 2001 to our employees, non-employee directors and consultants, including options granted to the Named Officers.

         Potential realizable value amounts represent specified assumed rates of appreciation in stock price for a given exercise price only and assume the conversion or exchange of all options to purchase common stock. Actual gains, if any, on stock option exercises and holdings of the common stock are dependent on the future performance of the common stock. There is no assurance that the amounts reflected will be realized. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Commission and do not represent Cohesion’s estimate or projection of future stock prices. Unless the market price of the applicable shares of common stock appreciates over the option term, no value will be realized from the stock option grants made to the Named Officers.

	Individual Grants

					Potential Realizable
					Value at Assumed
		% of Total Options			Annual Rates of Stock
	Number of	Granted to			Price Appreciation for
	Securities	Employees in six			Option Terms ($)
	Underlying Options	month	Exercise Price	Expiration
Name	Granted	period (%)	($/Share)	Date	5%	10%

William G. Mavity	465,000	45.8%	$2.70	9/18/2011	$789,577	$2,000,944

David J. Foster	—	—	—	—	—	—

Frank A. DeLustro, Ph.D.	—	—	—	—	—	—

Ross R. Erickson	20,000	2.0	3.80	10/18/2011	47,796	121,124

George Y. Daniloff, M.D., Ph.D.	20,000	2.0	3.80	10/18/2011	47,796	121,124

Russell W. McDaniell	30,000	3.0	3.80	10/18/2011	71,694	181,687

Deborah L. Webster	20,000	2.0	3.80	10/18/2011	47,796	121,124

Aggregate Option Exercises During the Six Months Ended December 21, 2001 and Period-End Option Values

         The following table provides summary information for each Named Officer with respect to exercise of stock options during the six months ended December 31, 2001 and the number and value of the Named Officer’s unexercised options at December 31, 2001. The fair market value of the common stock at the close of business on December 31, 2001 was $4.98 per share. The “Value Realized” or the unrealized “Value of Unexercised In-the-Money Options at December 31, 2001” represent the aggregate difference between the market value on the date of exercise or at December 31, 2001, in the case of unrealized values, and the applicable exercise price

					Value of Unexercised
			Number of Securities		In-the-Money Options
			Underlying Unexercised		at December 31, 2001 ($)
	Shares Acquired on	Value Realized	Options at December 31, 2001 (#)
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William G. Mavity	—	—	—	465,000	—	$1,060,200

David J. Foster (1)	—	—	65,896	169,704	$92,484	28,336

Frank A. DeLustro, Ph.D. (2)	—	—	85,931	43,688	42,043	20,240

Ross R. Erickson	—	—	29,577	49,563	20,080	35,812

George Y. Daniloff, M.D., Ph.D.	—	—	800	49,200	944	22,656

Russell W. McDaniell	—	—	38,952	116,848	2,196	39,704

Deborah L. Webster	—	—	101,477	49,563	48,708	35,812

(1)	Pursuant to the separation agreement entered into with Mr. Foster, Mr. Foster’s options will continue to vest for 12 months subsequent to his resignation and he will be able to exercise vested options for 24 months subsequent to his resignation.

(2)	Pursuant to the separation agreement entered into with Dr. DeLustro, Dr. DeLustro’s options will continue to vest for 12 months subsequent to his resignation and he will be able to exercise vested options for 24 months subsequent to his resignation.

Employment and Change of Control Agreements

         In September 2001, Cohesion entered into an at-will employment letter agreement with William G. Mavity, Cohesion’s Chief Executive Officer and President, and a member of the Cohesion Board. The letter agreement provides for an annual salary of $285,00 per year, subject to annual review concerning increases. Pursuant to the letter agreement, Cohesion granted Mr. Mavity an option to purchase 465,000 shares of common stock at a per-share exercise price of $2.70, which is equal to the fair market value of the common stock on Mr. Mavity’s first day of employment. The agreement also provides that in the event of a termination without cause, including a constructive termination through a material reduction in salary or benefits or a requirement to relocate in connection with a merger or acquisition of Cohesion, Cohesion will pay Mr. Mavity severance equal to 12 months’ salary if the termination occurs within the first year of employment, or 24 months’ salary if the termination occurs thereafter. We will pay Mr. Mavity severance equal to one month’s salary in the event of a termination for cause.

         In November 2001, Cohesion entered into an at-will employment letter agreement with James E. Barnes, Cohesion’s Vice President, Operations. The letter agreement provides for an annual salary of $185,000 per year. Pursuant to the letter agreement, Cohesion granted Mr. Barnes an option to purchase 150,000 shares of common stock at a per-share exercise price of $3.12, which is equal to the fair market value of the common stock on Mr. Barnes’s first day of employment. The letter agreement also provides that in the event of a termination without cause, we will pay Mr. Barnes severance equal to 6 months’ salary.

         In June 2001, Cohesion entered into an at-will employment letter agreement with David W.J. Smith, Cohesion’s Vice President of Marketing and Business Development. The letter agreement provides for an annual salary of $185,000 per year. Pursuant to the letter agreement, Cohesion paid Mr. Smith a hire-on bonus of $75,000, payable in three installments over the first 18 months of employment, and granted stock options to purchase 65,000 shares of common stock at a per-share exercise price of $4.17, which is equal to the fair market value of the common stock on Mr. Smith’s first day of employment. The letter agreement also provides that in the event of a termination without cause during the first 18 months of employment, Cohesion will pay Mr. Smith severance equal to 6 months’ salary and any unpaid portion of his sign-on bonus.

REPORT OF THE AUDIT COMMITTEE

         The audit committee of the Cohesion Board is comprised of independent directors as required by the listing standards of the Nasdaq Stock Market. The audit committee operates pursuant to a written charter adopted by the Cohesion Board.

         The role of the audit committee is to oversee Cohesion’s financial reporting process on behalf of the Cohesion Board. Management has the primary responsibility for Cohesion’s financial statements as well as Cohesion’s financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of Cohesion’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, reviewing Cohesion’s quarterly financial statements and other procedures.

         In this context, the audit committee has reviewed and discussed our audited financial statements as of and for the six months ended December 31, 2001 with management and the independent auditors. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from Cohesion. The audit committee has also considered whether the independent auditor’s provision of non-audit services to Cohesion is compatible with maintaining the auditor’s independence. As of the date of this proxy statement, the independent auditor has not provided information technology services to Cohesion.

         The members of the audit committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the audit committee necessarily relied upon the information, opinions, reports and statements presented to them by management and by the independent auditors. As a result, the audit committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that Cohesion’s financial statements are accurate, that the audit of these financial statements has been conducted in accordance with generally accepted auditing standards or that Cohesion’s auditors meet the applicable standards for auditor independence.

         Based on the reports and discussions described above, the audit committee recommended to the Cohesion Board that the audited financial statements be included in our transition report on Form 10-K for the six months ended December 31, 2001, for filing with the Commission.

         Submitted on February 13, 2002 by the members of the audit committee of the Cohesion Board.

Mark A. Philip, Ph.D., Chairman
John R. Daniels, M.D.
Thomas M. Prescott

         This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the Commission nor shall this information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent specifically incorporated by reference by such filing.

REPORT OF THE HUMAN RESOURCES COMMITTEE

         The human resources committee of the Cohesion Board is comprised of Dr. Daniels, Mr. Davenport (Chairman) and Dr. Robbins, all independent non-employee directors who are not eligible to participate in any of the executive compensation programs. This committee oversees the administration of Cohesion’s benefits and compensation plans, reviews corporate human resources programs and establishes policies governing the annual compensation of Cohesion’s executive officers. The following report is submitted by the committee members listed above in their capacity as the human resources committee, addressing Cohesion’s compensation policy as it related to executive officers for the six months ended December 31, 2001.

         Compensation Policy. The goal of Cohesion’s executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, Cohesion’s executive compensation policies integrate annual base compensation and periodic stock option grants. All executive officers, as well as all other employees, are eligible for and do participate in Cohesion’s compensation plans.

         Salary. The committee evaluates the performance and sets the salary of Cohesion’s chief executive officer on an annual basis. Cohesion’s chief executive officer evaluates the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the committee. Survey data is drawn from comparable companies participating in medical device, biotechnology, and/or pharmaceutical executive compensation surveys. Within this framework, executive salaries are determined based on individual performance, level of responsibility and Cohesion’s overall salary structure and financial condition.

         Bonuses. Cohesion currently has an incentive bonus plan in place for calendar year 2002. Future bonus plans will depend on the financial condition of Cohesion. Cohesion did not pay any bonuses for the six months ended December 31, 2001.

         Stock Options. The committee believes that equity ownership provides significant additional motivation to all employees to maximize value for Cohesion’s stockholders, and therefore approves periodic grants of stock options under Cohesion’s stock option plans. The committee reviews and approves annual employee stock grant recommendations. The amounts are determined relative to each employee’s level of responsibility as well as the total amount of stock options available for grant under Cohesion’s stock option plans. In determining individual grants, the committee also considers individual performance, current stock option holdings and grants to others within Cohesion. In the case of officers, grants outside of the plan may be given as a hire-on incentive.

         Stock options are granted at the prevailing market price and will only have value if our stock price increases over the exercise price. The committee believes that the performance-based value of stock options serves to align the interests of executive officers closely with other stockholders. In accordance with this philosophy, Cohesion does not have a discounted option or restricted stock program for executive officers.

         In addition to providing an opportunity for increased equity ownership, stock options also create an incentive for officers and employees to remain with Cohesion for the long term, as such options become exercisable over time only as long as the officer or employee continues his or her employment relationship with Cohesion.

         Deductibility of Executive Compensation. The committee has considered the impact of Section 162(m) of the Code, which disallows a deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the chief executive officer and the four other most highly compensated executive officers, unless the compensation meets the requirements for the “performance-based” exception to the general rule. Generally, the cash compensation we pay to each of our executive officers is expected to be well below $1.0 million and the committee believes that options granted under the 1998 Plan prior to the date of the annual meeting of stockholders will meet the requirements for qualifying as performance-based. Thus, with respect to executive officers whose options have been granted under the 1998 Plan, the committee believes that Section 162(m) will not affect the tax deduction available to Cohesion. However, options granted outside of the 1998 Plan will not meet the requirements for qualifying as performance-based. To the extent that the otherwise deductible compensation that results upon exercise of such options, when taken together with other cash compensation paid any executive officer subject to Section 162(m), exceeds $1.0 million, the excess amount may not be deductible as a result of the limitations imposed under Section 162(m).

Chief Executive Officer Compensation

         The compensation for David J. Foster, our former Chief Executive Officer, and Mr. Mavity, our current Chief Executive Officer, during the six months ended December 31, 2001, was determined based on a number of factors, including comparative salaries of chief executive officers of companies in Cohesion’s peer group, Mr. Foster’s and Mr. Mavity’s individual performance and Cohesion’s performance as measured against stated objectives. The compensation for the six months ended December 31, 2001 paid to Messrs. Foster and Mavity, which consisted of base salary and incentive stock options, is listed in the summary compensation table appearing elsewhere in this proxy statement.

Summary

         The committee believes that Cohesion’s compensation policy as practiced to date by the committee and the Cohesion Board has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. Cohesion’s compensation policy will evolve over time as Cohesion attempts to achieve its many short-term goals while maintaining its focus on building long-term stockholder value through technological leadership and development and expansion of the market for its products.

Respectfully submitted,

Craig T. Davenport, Chairman John R. Daniels, M.D. Robert C. Robbins, M.D.

         This human resources committee report shall not be deemed to be “soliciting material” or to be “filed” with the Commission nor shall this information be incorporated by reference into any future filing under the Securities Act, except to the extent specifically incorporated by reference in such filing.

PERFORMANCE GRAPH

         The graph below shows a comparison of total stockholder return for holders of Cohesion’s common stock from August 13, 1998, the date on which the common stock was first traded on The Nasdaq Stock Market, through December 31, 2001 compared with The Nasdaq Stock Market-US Index and the JP Morgan H&Q Healthcare-Excluding Biotechnology Index. The fair market value of Cohesion’s common stock at the close of business on August 13, 1998 was $6.75 and on December 31, 2001 was $4.98 per share. This graph is presented pursuant to the rules of the SEC. Cohesion believes that while total stockholder return can be an important indicator of corporate performance, the stock prices of medical device stocks like that of the company are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy and the performance of other medical device and micro/small-cap stocks.

	Cumulative Total Return

	8/13/1998	9/98	12/98	3/99	6/99	9/99	12/99
COHESION TECHNOLOGIES, INC.	100.00	48.15	53.70	58.80	88.89	88.89	135.31
NASDAQ STOCK MARKET (U.S.)	100.00	94.59	122.92	137.85	150.79	154.54	228.42
JP MORGAN H & Q HEALTHCARE EXCLUDING BIOTECHNOLOGY	100.00	96.62	114.80	109.37	112.23	96.95	100.30

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Cumulative Total Return

	3/00	6/00	9/00	12/00	3/01	6/01	9/01	12/01
COHESION TECHNOLOGIES, INC.	218.52	175.01	155.56	84.27	90.74	78.52	50.37	73.78
NASDAQ STOCK MARKET (U.S.)	256.44	222.97	205.18	137.39	102.56	120.88	83.86	109.02
JP MORGAN H & Q HEALTHCARE EXCLUDING BIOTECHNOLOGY	106.43	129.26	143.58	156.90	140.56	150.93	151.21	154.77

CERTAIN TRANSACTIONS

         In March 2002, we entered into a Research and License agreement with Zycos, Inc., a privately-held company. Under the agreement, we granted Zycos a non-exclusive license to our PEG-related technology to develop and commercialize hydrogel delivery systems for nucleic acid-based drugs, in return for future royalties on sales of products developed by Zycos utilizing this technology. Mark Philip, Ph.D., a member of the Cohesion Board, is President and Chief Executive Officer of Zycos.

OTHER MATTERS

         We know of no other matters to be submitted at our annual meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by the proxy as the Cohesion Board may recommend or as the proxy holders, acting in their sole discretion, may determine.

INDEPENDENT PUBLIC ACCOUNTANTS

         Our auditors for the six months ended December 31, 2001 were Ernst & Young LLP. A representative of Ernst & Young LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Audit Fees

         The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of Cohesion’s financial statements for the six months ended December 31, 2001 and the reviews of the financial statements included in Cohesion’s quarterly reports on Form 10-Q for the six months ended December 31, 2001 were $108,000.

Financial Information Systems Design and Implementation Fees

         Ernst & Young LLP did not render any professional services to Cohesion of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the six months ended December 31, 2001.

All Other Fees

         The aggregate fees billed for services rendered by Ernst & Young LLP, other than fees for the services referenced under the captions “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” during the six months ended December 31, 2001 were approximately $43,600. These fees related primarily to tax services.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Stockholders who intend to present a proposal for inclusion in Cohesion’s proxy materials for the 2003 annual meeting of stockholders must submit the proposal to Cohesion no later than                    , 2003. Additionally, stockholders who intend to present a proposal at the 2003 annual meeting of stockholders without inclusion of such proposal in our proxy materials for the 2003 annual meeting must provide notice of the proposal to us no later than August 27, 2002. Cohesion reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

WHERE YOU CAN FIND MORE INFORMATION

         Cohesion files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information Cohesion files in the Commission’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at (800) SEC-0330 for further information on the public reference rooms. Cohesion’s filings with the Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Commission at www.sec.gov.

         The Commission allows Cohesion to incorporate by reference information into this proxy statement which means that Cohesion can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this proxy statement except for any information superceded by information in this proxy statement. This proxy statement incorporates by reference the following documents that Cohesion has previously filed with the Commission:

•	Transition Report on Form 10-K for the period ended December 31, 2001;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2002; and

•	Report on Form 8-K dated July 24, 2002.

         Cohesion is also incorporating by reference additional documents that it may filed with the Commission between the date of this proxy statement and the date of the annual meeting.

         You can obtain the documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from Cohesion at 2500 Faber Place, Palo Alto, California 94303, Attention: Investor Relations, Telephone: (650) 320-5500. If you would like to request documents, please do so by                    , 2002 in order to receive them before the annual meeting.

         You should rely on the information contained or incorporated by reference in this proxy statement. Cohesion has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated                    , 2002. You should not assume that the information contained in this proxy statement is accurate as of any date other than                    , 2002, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

Appendix A

COHESION TECHNOLOGIES, INC.

COMMON STOCK PURCHASE AGREEMENT

July 24, 2002

COMMON STOCK PURCHASE AGREEMENT

         THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of July 24, 2002, by and among COHESION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and the investors listed on Exhibit A hereto, each of which is herein referred to as an “Investor” and all of which are collectively referred to herein as the “Investors.”

RECITALS

         WHEREAS, the Company desires to sell and the Investors desire to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

         WHEREAS, in connection with entering into this Agreement, the Company has issued and sold to the Investors certain Stock Purchase Warrants (the “Warrants”) pursuant to which the Investors may purchase additional shares of Common Stock at a price of $1.60866 per share (as adjusted for any stock dividends paid in common stock, and any combinations, stock splits, recapitalizations and the like each with respect to the Common Stock). The shares of Common Stock issuable upon exercise of the Warrants are collectively referred to herein as the “Warrant Shares.” The Warrants and this Agreement are collectively referred to herein as the “Transaction Agreements.”

AGREEMENT

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Purchase and Sale of Stock.

         1.1 Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, each Investor agrees, severally but not jointly, to purchase at the Closing, and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of Common Stock equal to (x) the Aggregate Purchase Price (as defined below) divided by the Purchase Price (as defined below), multiplied by (y) the percentage set forth opposite each Investor’s name on Exhibit A hereto. The shares of Common Stock to be sold pursuant to this Agreement are collectively referred to herein as the “Shares,” and the Shares, the Warrants and the Warrant Shares are collectively referred to herein as the Securities. The Investors shall purchase the Shares for a per share purchase price equal to the lesser of (i) $1.60866 (as adjusted for any stock dividends paid in common stock, and any combinations, stock splits, recapitalizations and the like each with respect to the Company’s Common Stock) and (ii) the product of (A) the average closing sale price of the Common Stock on the Nasdaq National Market for the 15 consecutive Trading Days (as defined below) through and including the third Trading Day prior to the Mailing Date (as defined below), multiplied by (B) 90% (the lesser of (i) and (ii), the “Purchase Price”). The “Aggregate Purchase Price” shall be $20,000,000; provided, however, that in no event shall the Aggregate Purchase Price be greater than the number that would result in the issuance to the Investors at the Closing of Shares, taken together with the Shares issuable upon exercise of the Warrants, representing 49% of the outstanding

Common Stock on the Closing Date. A “Trading Day” shall be any day on which the Nasdaq National Market is open and available for at least five hours for the trading of securities. The “Mailing Date” shall be the date on which the definitive proxy statement relating to the Stockholder Meeting (as defined in Section 6.5) is first mailed to the Company’s stockholders.

         1.2 Closing. The closing of the purchase and sale of the Shares shall take place at the offices of Latham & Watkins, 135 Commonwealth Drive, Menlo Park, California promptly (but in no event greater than five business days) following the satisfaction or waiver of the conditions set forth in Sections 4 and 5 (other than satisfaction of conditions which will be satisfied at the closing) or at such other time and place as the Company and Investors purchasing a majority of the Shares mutually agree (which time and place are designated as the “Closing”). At the Closing, (i) the Company shall deliver to each Investor a certificate or certificates representing that number of Shares purchased hereunder against payment of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company and (ii) the Company and the Investors shall make the other deliveries provided for in Sections 4 and 5.

         1.3 Sale and Issuance of Warrants. Concurrently with the execution and delivery of this Agreement, the Company hereby issues and sells to each Investor, and each Investor hereby purchases from the Company, a Warrant in substantially the form attached hereto as Exhibit B. In consideration of such Warrant, each Investor hereby delivers to the Company payment by check or wire transfer of the purchase price set forth on Exhibit A.

2.     Representations and Warranties of the Company. Except as set forth in the Schedule of Exceptions separately delivered to the Investors at or prior to the date of this Agreement (it being understood that any information disclosed in any section of the Schedule of Exceptions shall be deemed disclosed in all other applicable sections of the Schedule of Exceptions even though not expressly set forth in such other section(s), provided that it is reasonably apparent on its face that such disclosure is applicable to the other section(s)), the Company hereby represents and warrants to the Investors as follows (it being understood that, except in the case of any representation or warranty that by its terms is made only as of a specified date, each representation and warranty set forth in this Section 2 shall be deemed to be made by the Company both as of the date of this Agreement and, if the Closing occurs, as of the date of the Closing):

         2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company and its Subsidiaries each has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. Except as set forth in the Schedule of Exceptions, the Company is duly qualified to do business as a foreign corporation in each other jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

         2.2 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, 9,479,436 of which were issued and outstanding as of the close of business on June 30, 2002 (excluding 515,000 treasury shares), and 5,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), none of which are issued and outstanding. As of the date hereof, the Company has an aggregate of 3,311,319 shares of Common Stock for issuance to employees, consultants and other service providers pursuant to the Company’s compensation plans, agreements and arrangements and the Company’s employee stock purchase plan, of which options or other rights to purchase 2,685,066 shares were outstanding as of the close of business on June 30, 2002 (collectively, the “Stock Options”). All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and were issued in compliance with the provisions of any applicable securities laws including any relevant federal or state securities laws, or pursuant to valid exemptions therefrom. Except for the Stock Options, the Warrants and as set forth on the Schedule of Exceptions, there are no other outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights or rights of first refusal. The consummation of the transactions contemplated by this Agreement and the Warrants will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company.

         2.3 Subsidiaries. Except as set forth on the Schedule of Exceptions, the Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement. The Company holds the stock of its Subsidiaries free and clear of all mortgages, liens, loans and encumbrances or any other rights.

         2.4 Authorization. Except for the affirmative vote of the Company’s stockholders as contemplated hereby and the formal call of the Stockholder Meeting, all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Warrants, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Shares being sold hereunder has been taken, and this Agreement and the Warrants constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights; and (iii) limitations on the enforceability of any indemnification provisions.

         2.5 Valid Issuance of Shares. The Shares being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, nonassessable, free of the exercise of pre-emptive rights, will be free of restrictions on transfer other than under applicable state and federal securities laws, and will be issued in compliance with all applicable federal and state securities laws. The Warrant Shares have been duly and validly reserved for issuance and, when issued, sold and delivered in accordance with the terms of the Warrants, will be duly and validly issued, fully paid, nonassessable, free of the exercise of pre-emptive rights, will be free of restrictions on transfer other than under applicable state and federal securities laws and will be issued in compliance with all applicable federal and state securities laws.

         2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated hereby except for under applicable federal and state securities laws, all of which filings will have occurred within the appropriate time periods therefor. Assuming that the representations of the Investors set forth in Section 3 below are true and correct, the offer, sale and issuance of the Securities in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and from qualification requirements under applicable state securities laws.

         2.7 Litigation. Except as set forth in the Schedule of Exceptions or disclosed in the SEC Documents (as defined below), there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened before any court, administrative agency or other governmental body (nor, to the Company’s knowledge, is there any reasonable basis for any such action, suit, proceeding or investigation). The Company and its Subsidiaries are not a party or subject to, and none of the assets of the Company or its Subsidiaries are bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or its Subsidiaries currently pending which the Company or its Subsidiaries intends to initiate.

         2.8 Intellectual Property. The Company and its Subsidiaries own or have the right to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes necessary for their business as now conducted. The Company has not received any written communications alleging, nor to the Company’s knowledge has it or any of its Subsidiaries violated, or by the conduct of their business as proposed will they violate, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights or processes of any other Person, and to the knowledge of the Company, neither it nor any of its Subsidiaries is infringing or violating such rights of any other Person, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         2.9 Employees. To the Company’s knowledge, (i) none of the Company’s or its Subsidiaries’ employees are obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or its Subsidiaries or that would conflict with the Company’s and its Subsidiaries’ business as now conducted or as proposed to be conducted, (ii) the carrying on of the Company’s and its Subsidiaries’ business by the employees of the Company and its Subsidiaries, and the conduct of the Company’s or its Subsidiaries’ business as proposed, will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated, and (iii) none of the Company’s or its Subsidiaries’ current employees is, by virtue of such employee’s activities in connection with the Company’s or its Subsidiaries’ business, violating, infringing or misappropriating any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights or processes of any former employer of such employee. As of the date of this Agreement, the Company is not aware of any impending resignation or termination of employment of any officer or key technical employee.

         2.10 Compliance with Other Instruments.

                  (i)     The Company is not in violation or default of any provision of its Certificate of Incorporation or Bylaws, each as amended and in effect as of the Closing. Neither the Company nor any of its Subsidiaries are in breach, violation or default (with or without notice or passage of time, or both) of any provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which they are a party or by which they or any of their properties or assets are bound, which breach, violation or default would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or, to the Company’s knowledge, of any provision of any federal, state or local statute, rule or governmental regulation.

                  (ii)     The execution, delivery and performance of each of this Agreement and the Warrants and the consummation of the transactions contemplated hereby and thereby will not result in, or give rise to, (A) any violation, default, breach, termination, right of termination, right of acceleration, or be in conflict with (in each case, with or without notice or passage of time, or both) (a) the Certificate of Incorporation or Bylaws or other organizational documents of the Company or its Subsidiaries, (b) any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, order, writ, decree or contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, or (c) any provision of any state, federal, or local statute, rule or regulation applicable to the Company or its Subsidiaries or (B) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company or any of its Subsidiaries, their respective business or operations or any of their respective assets or properties.

         2.11 SEC Documents. Since December 31, 2000, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed all registration statements and other documents required to be filed by it with the SEC pursuant to the Securities Act. All of the foregoing reports on Forms 10-K, 10-Q and 8-K and proxy statements filed after December 31, 2000 and prior to the date hereof, together with all registration statements filed by the Company after December 31, 2000 and prior to the date hereof, and in each case all amendments thereto, exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, are hereinafter referred to herein as the “SEC Documents”. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any statements made in any such SEC Documents that are or were required to be updated or amended under the Exchange Act or the Securities Act, as the case may be, have been so updated or amended.

         2.12 Financial Statements. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which are not material).

         2.13 Changes. Except as set forth in the Schedule of Exceptions, since March 31, 2002 there has not been:

                  (i)     any change, event or development in the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole, from that reflected in the SEC Documents (when read together), except changes in the ordinary course of business that have not, in the aggregate, had a Material Adverse Effect;

                  (ii)     any damage, destruction or loss, whether or not covered by insurance, that could have a Material Adverse Effect;

                  (iii)     any waiver or compromise by the Company or any of its Subsidiaries of a valuable right or of a debt owed to it other than in the ordinary course of business;

                  (iv)     any satisfaction or discharge of any lien, claim, encumbrance or payment of any obligation by the Company or any of its Subsidiaries, except (i) for obligations set forth on, or liabilities specifically reserved for in, the Company’s balance sheet as of March 31, 2002 included in the SEC Documents and (ii) in the ordinary course of business and that has not had a Material Adverse Effect;

                  (v)     any sale or other disposition of material assets, except sales of inventory in the ordinary course of business;

                  (vi)     any change to a material contract or agreement by which the Company or any of its Subsidiaries or any of their assets is bound or subject other than in the ordinary course of business;

                  (vii)     any change in any compensation arrangement or agreement with any key technical employee, executive officer or director of the Company or any of its Subsidiaries or any holder of more than 5% of the outstanding capital stock of the Company;

                  (viii)     any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets other than pursuant to non-exclusive licenses in the ordinary course of business;

                  (ix)     any resignation or termination of employment of any officer or key technical employee of the Company or any of its Subsidiaries;

                  (x)     any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or any of its Subsidiaries with respect to any of their properties or assets, except liens for taxes not yet due or payable;

                  (xi)     any loans or guarantees made by the Company or any of its Subsidiaries to or for the benefit of their employees, officers or directors or any members of their immediate families, other than (i) travel advances and other advances made in the ordinary course of business and (ii) loans to employees, officers or directors in connection with the early exercise of stock options granted pursuant to the Company’s compensation plans, agreements and arrangements;

                  (xii)     any declaration, setting aside or payment or other distribution in respect to any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

                  (xiii)     any other event or condition of any character that would reasonably be expected to have a Material Adverse Effect; or

                  (xiv)     any arrangement or commitment by the Company to do any of the things described in this Section 2.13.

         2.14 Agreements. Other than (i) this Agreement, (ii) the Warrants and (iii) the material contracts (within the meaning of Item 601 of Regulation S-K) or filed as exhibits to, or incorporated by reference in, the SEC Documents, Section 2.14 of the Schedule of Exceptions contains a complete list of all contracts to which the Company or any of its Subsidiaries are party, or to which any of their respective assets or properties are subject, in each case which are significant or material to the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

         2.15 Taxes. The Company and its Subsidiaries have filed all federal, state, foreign and local property, income, franchise, sales, and use tax returns and reports as required by law, which returns and reports were true and correct in all material respects on the date of each such filing, and have paid all taxes shown as due thereon or otherwise owed by each of them to any taxing authority except those contested in good faith and for which appropriate amounts have been reserved in accordance with generally accepted accounting principles. There is no tax deficiency that has been, or might be, asserted against the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         2.16 Permits. The Company and its Subsidiaries have all franchises, permits, licenses and any similar authority necessary for the conduct of their business as now being conducted, the lack of which, individually or in the aggregate, could reasonably be expect to have a Material Adverse Effect, and the Company and its Subsidiaries believe they can obtain, without undue burden or expense, any similar authority for the conduct of their business as planned to be conducted. Neither the Company nor any of its Subsidiaries is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

         2.17 Related Party Transactions. Except as set forth in the Schedule of Exceptions or disclosed in the SEC Documents, no holder of more than 5% of the outstanding capital stock of the Company and no employee, officer, or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, nor is the Company or its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, for an amount in excess of $60,000, except for loans made by the Company to certain of its employees in exchange for promissory notes in connection with the early exercise of stock options granted under the Company’s compensation plans, agreements and arrangements.

         2.18 Registration Rights. The Company has not granted or agreed to grant any registration rights, including piggyback rights, to any Person.

         2.19 No Undisclosed Liabilities. Except (a) as disclosed in the SEC Documents, (b) for liabilities incurred since March 31, 2002 in the ordinary course of business, (c) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and (d) as set forth in the Schedule of Exceptions, the Company and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Material Adverse Effect.

         2.20 Title to Property and Assets. The Company owns or leases its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest therein.

         2.21 Employee Benefit Plans. Except as listed in Section 2.21 of the Schedule of Exceptions, the Company does not have any “Employee Benefit Plan,” as such term is defined in the Employee Retirement Income Security Act of 1974 (“ERISA”). The Company and each ERISA Affiliate (as defined below) have operated and administered each such Employee Benefit Plan in compliance with all applicable laws except for such instances of noncompliance which have not resulted in, and could not reasonably be expected to have, a Material Adverse Effect. “ERISA Affiliate” means each trade or business (whether or not incorporated) that, together with the Company, would be treated as a single employer under Section 4001(b) of ERISA, or that is a member of a group of which the Company is a member and that is a controlled group within the meaning of Section 4971(e)(2)(B) of the Code.

         2.22 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

         2.23 Environmental and Safety Laws. Except as listed in Section 2.23 of the Schedule of Exceptions, to its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company’s knowledge, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials or (b) any petroleum products or nuclear materials.

3.     Representations and Warranties of the Investors. Each Investor hereby, severally and not jointly, represents and warrants as of the date hereof and as of the Closing as follows:

         3.1 Experience; Accredited Investor. Such Investor is experienced in evaluating companies such as the Company, and has either individually or through its current officers such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such Investor’s prospective investment in the Company, and has the ability to bear the economic risks of the investment. Such Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

         3.2 Purchase Entirely for Own Account. Such Investor is acquiring the Shares for investment for such Investor’s own account and not with the view to, or for resale in connection with, any distribution thereof, except for transfers to affiliated fund partnerships. Such Investor understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to any third Person with respect to any of the Shares. Such Investor understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act.

         3.3 Rule 144. Such Investor acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. Such Investor understands and acknowledges that the certificate evidencing its Shares will be imprinted with the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTION AFFORDED BY RULE 144).

         3.4 Access to Data. Such Investor has received and reviewed information about the Company and has had an opportunity to discuss the Company’ business, management and financial affairs with its management and to review the Company’s facilities. Nothing contained in this Section 3.4 shall limit in any respect the Company’s representations and warranties contained in this Agreement.

         3.5 Authorization. This Agreement has been duly authorized, executed and delivered by such Investor and constitutes a valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights; and (iii) limitations on the enforceability of any indemnification provisions.

4.     Conditions of Investor’s Obligations at Closing. The obligation of each Investor to purchase Shares at the Closing is subject to the fulfillment, or waiver by the Investor, on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

         4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects (without regard to any qualification as to materiality or Material Adverse Effect) on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, except for changes contemplated by this Agreement.

         4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         4.3 Compliance Certificate. The Company shall deliver to each Investor at the Closing a certificate of the President of the Company dated the date of the Closing stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

         4.4 Blue Sky. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state for the offer and sale of the Shares.

         4.5 Opinion of Company Counsel. The Company shall have provided an opinion addressed to the Investors rendered by its legal counsel in substantially the form attached hereto as Exhibit C.

         4.6 Regulatory Approvals. All consents, approvals, filings and registrations with, and notifications to, all federal, state, local and foreign governmental or regulatory agencies, authorities, instrumentalities or other bodies having jurisdiction over the parties hereto required for the consummation of the transactions contemplated hereby have been obtained or made and shall be in full force and effect.

         4.7 Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or enacted any law or order (whether temporary, preliminary or permanent) or taken any other action which prohibits or makes illegal consummation of the transactions contemplated by this Agreement, and there shall be no suit, claim, action, proceeding or governmental investigation pending against the Company which seeks to challenge the transactions contemplated by this Agreement.

         4.8 Material Adverse Change. Since March 31, 2002, there shall have been no change, event or development which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         4.9 Listing. The Shares shall have been approved for listing, subject only to notice of issuance, on the Nasdaq National Market.

         4.10 Stockholder Approval. The stockholders of the Company entitled to vote at the Stockholder Meeting shall have approved the Charter Amendment (as defined in Section 6.5) and the Share Issuance (as defined in Section 6.5).

         4.11 Management Rights Letter. The Company shall execute and deliver management rights letters to Alta California Partners III, L.P., Alta Biopharma Partners II, L.P. and Three Arch Partners in substantially the forms attached hereto as Exhibit D and Exhibit E, respectively.

5.     Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to each Investor at the Closing are subject to the fulfillment, or waiver by the Company, on or before the Closing of each of the following conditions by that Investor:

         5.1 Representations and Warranties. The representations and warranties of such Investor contained in Section 3 shall be true and correct in all material respects (without regard to any qualification as to materiality) on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

         5.2 Performance. Such Investor shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         5.3 Blue Sky. The Company shall have obtained all necessary permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Shares.

         5.4 Regulatory Approvals. All consents, approvals, filings and registrations with, and notifications to, all federal, state, local and foreign governmental or regulatory agencies, authorities, instrumentalities or other bodies having jurisdiction over the parties hereto required for the consummation of the transactions contemplated hereby, have been obtained or made and shall be in full force and effect.

         5.5 Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or enacted any law or order (whether temporary, preliminary or permanent) or taken any other action which prohibits or makes illegal consummation of the transactions contemplated by this Agreement, and there shall be no governmental investigation pending against the Company which seeks to challenge the transactions contemplated by this Agreement.

         5.6 Stockholder Approval. The stockholders of the Company entitled to vote at the Stockholder Meeting shall have approved the Charter Amendment and the Share Issuance.

6.     Covenants.

         6.1 Satisfaction of Conditions. The parties shall use reasonable best efforts to satisfy in a timely manner each of the conditions set forth in Section 4 and Section 5 of this Agreement.

         6.2 Listing. The Company shall prepare and file with NASDAQ, as promptly as practicable after the date hereof, a Notification of Additional Listing with respect to the Shares, and the Company shall give all notices and make all filings with NASDAQ required in connection with the transactions contemplated herein.

         6.3 Interim Covenants of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing (except as expressly contemplated or permitted by this Agreement, as permitted or disclosed pursuant to the Schedule of Exceptions or to the extent that the Investors otherwise consent in writing):

                  (i)     Neither the Company nor any of its Subsidiaries shall, and shall not propose to, (i) declare or pay any dividend on or make other distributions in respect of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except for (x) the acquisition of shares of its capital stock in whole or partial satisfaction of the exercise price or applicable tax withholding requirements in respect of any option, restricted stock or similar award made pursuant to any benefit or compensation plan, agreement or arrangement maintained or assumed by the Company or any of its Subsidiaries which provides for the issuance of Company capital stock and (y) for acquisitions by the Company of shares of the Company’s capital stock pursuant to stock-based compensation arrangements or agreements that permit the repurchase of such shares upon termination of services to the Company or its Subsidiaries for a price not greater than the cost thereof to the applicable service provider.

                  (ii)     The Company shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or enter into any agreement with respect to any of the foregoing, other than (w) pursuant to the compensation plans, agreements and arrangements, (x) grants of options, restricted stock and other equity-based awards to directors, employees and consultants of the Company and its Subsidiaries (including any newly hired employee) pursuant to the Company’s compensation plans, agreements and arrangements in amounts consistent with past practices taking into account the relative position and responsibilities with the Company or its Subsidiaries of each such award recipient, (y) the issuance of warrants to collaborative partners and other parties with whom the Company has entered or is entering into commercial relationships, in the ordinary course of business and consistent with past practices and (z) the issuance of Common Stock upon exercise of options and warrants that are outstanding on the date of this Agreement or granted after the date of this Agreement in compliance with the provisions of this Agreement.

                  (iii)     Except to the extent required to comply with its obligations hereunder or as required by law, the Company shall not amend or propose to amend its Certificate of Incorporation or Bylaws.

         6.4 Exclusivity. Without the prior approval of the Investors, until the earlier to occur of the Closing of the termination of this Agreement pursuant to its terms, neither the Company nor any of the Company’s directors, officers, employees, agents or representatives will solicit, encourage or entertain proposals from or enter into negotiations with or furnish any nonpublic information to any other Person regarding the possible sale of any interest in the Company’s stock or a change of control of the Company. The Company shall notify the Investors promptly of any proposals by third parties with respect to the acquisition of an interest in the Company’s stock or a change of control of the Company. The Company shall deal exclusively with the Investors notwithstanding any such third party proposals.

         6.5 Stockholder Meeting. The Company shall call and hold a meeting of its stockholders (including any adjournment thereof, the “Stockholder Meeting”) for the purpose of voting upon proposals (i) to restate the Company’s Certificate of Incorporation in the form attached hereto as Exhibit F to increase the number of authorized shares of Common Stock and to create a staggered Board of Directors (the “Charter Amendment”) and (ii) to issue and sell the Shares pursuant hereto (the “Share Issuance”). The Company shall use its best efforts to schedule and hold the Stockholder Meeting as soon as practicable after (a) if the Proxy Statement (as defined below) is not reviewed by the SEC, the expiration of the 10 calendar day period set forth in Rule 14a-6 under the Exchange Act or (b) if the Proxy Statement is reviewed by the SEC, the date on which the SEC has cleared the Proxy Statement for distribution. The Company shall use its best efforts to solicit from its stockholders proxies in favor of the Charter Amendment and the Share Issuance and to take all other action necessary to secure the vote or consent of its stockholders required by the rules of NASDAQ and applicable law to obtain such approvals. The Company, through its Board of Directors, shall recommend to the Company’s stockholders entitled to vote at the Stockholder Meeting that they vote in favor of each of the proposals set forth in this Section 6.5, provided, however, that the Company’s Board of Directors may withdraw, modify or change such recommendation to the extent that the Company’s Board of Directors determines in good faith, after consultation with its legal counsel, that such withdrawal, modification or change is required in order to comply with its fiduciary duties.

         6.6 Proxy Statement. As soon as practicable following the date hereof, the Company shall file with the SEC a proxy statement to be sent to stockholders of the Company in connection with the Stockholder Meeting (the “Proxy Statement”). The Company shall cause the Proxy Statement to be mailed to the Company’s stockholders entitled to vote at the Stockholder Meeting as promptly as practicable, but in any event no later than 10 business days, after (a) if the Proxy Statement is not reviewed by the SEC, the expiration of the 10 calendar day period set forth in Rule 14a-6 under the Exchange Act or (b) if the Proxy Statement is reviewed by the SEC, the date on which the SEC has cleared the Proxy Statement for distribution. The Company shall not file the Proxy Statement or respond to any comments from the SEC regarding the Proxy Statement, or amend or supplement the Proxy Statement, without first consulting with the Investors regarding the terms of such response, amendment or supplement and providing the Investors a reasonable opportunity to provide their comments to the Company with respect thereto.

         6.7 Notification; Government Filings. Each party shall promptly advise the others orally and in writing if such party has knowledge of (i) any of its representations or warranties as made herein becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect any covenant or agreement required to be complied with or satisfied by it under this Agreement or (iii) any change, event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, or materially adversely affect its ability to consummate the transactions contemplated hereby that are to be consummated by it, in the manner and within the time periods specified herein; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Each party agrees that, to the extent practicable, it will consult with the other parties with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will use reasonable best efforts to keep the other parties apprised of the status of matters relating to the completion of the transactions contemplated hereby.

         6.8 Access to Information; Confidentiality. From the date hereof until the earlier of the Closing or the termination of this Agreement, upon reasonable notice, the Company shall afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Investors reasonable access during normal business hours to all of its and its Subsidiaries’ properties, books, contracts, commitments and records and its officers, management employees and representatives (subject, however, to existing confidentiality and similar non-disclosure obligations and the preservation of attorney-client and work product privileges). Any requests for access pursuant to this Section 6.8 shall be submitted to the President of the Company (or such other officer of the Company as maybe designated from time to time by the Company). The Investors shall, and shall cause their respective representatives to, hold in strict confidence and not disclose to any third party all non-public documents and information furnished to such Investors or their representatives in connection with the transactions contemplated by this Agreement, except that each of the Investors and their representatives may disclose, after providing prior written notice and a reasonable opportunity to object to and prevent such disclosure to the Company, any information that it is advised by its counsel it is required by law or judicial or administrative order to disclose.

         6.9 Registration of Shares.

                  (i)     Registration Statement. Within 30 days after the Closing, the Company shall file with the SEC a registration statement on Form S-3 (the “Registration Statement”) covering the resale to the public by the Investors of the Shares and the Warrant Shares. The Company shall use best efforts to cause the Registration Statement to (i) be declared effective by the SEC as soon as reasonably practicable thereafter and (ii) remain effective until the second anniversary of the Closing Date or such earlier time as all of the shares of Common Stock covered by the Registration Statement have been sold, provided that the right of any Investor to sell shares of Common Stock pursuant to the Registration Statement (or any prospectus relating thereto) shall terminate at such time as such Investor is able to sell all of such Investors Shares and all of the shares of Common Stock issued or issuable upon exercise of such Investor’s Warrants in a 90-day period under Rule 144 promulgated under the Securities Act. Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Investors shall have no further right to offer or sell any shares of Common Stock pursuant to the Registration Statement (or any prospectus relating thereto). The shares of Common Stock subject to the Registration Statement shall not be underwritten unless the Company shall otherwise consent in its sole discretion.

                  (ii)     Notice Procedures. Each Investor shall provide written notice to the Company of any proposed sale of shares of Common Stock pursuant to the Registration Statement at least two business days prior to any such sale. Notwithstanding any other provision of this Section 6.9, if the Company shall determine in good faith that (i) continued use by the Investors of the Registration Statement would require premature disclosure in such Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company and (ii) such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely, then the right of the Investors to use such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of shares of Common Stock pursuant thereto shall be suspended for a period (the “Suspension Period”), provided that the aggregate number of days covered by Suspension Periods shall not exceed an aggregate of 90 days in any twelve (12) month period. In the event that the Company receives written notice from an Investor with regard to a proposed sale of shares of Common Stock during any Suspension Period, the Company shall provide written notice thereof to the Investors within three business days after receipt of such Investor notice. During the Suspension Period, none of the Investors shall offer or sell any shares of Common Stock pursuant to or in reliance upon such Registration Statement (or the prospectus relating thereto). The Company shall not be required to disclose to the Investors the reasons for requiring a suspension of sales under the Registration Statement, and the Investors shall not disclose to any third party the existence of any such suspension. The Company agrees that, as promptly as practicable after the consummation, abandonment or public disclosure of the event or transaction that caused the Company to suspend the use of the Registration Statement (and the prospectus relating thereto) pursuant to this Section (ii), the Company will provide the Investors with a revised prospectus, if required, and will notify the Investors of their ability to effect offers or sales of Common Stock pursuant to or in reliance upon such Registration Statement.

                  (iii)     Registration Procedures.

                           (a)     In connection with the filing by the Company of the Registration Statement, the Company shall furnish to each Investor a copy of the prospectus. Subject to the provisions of Section (ii) above, the Company shall promptly prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement as may be required to comply with the provisions of the Securities Act. The Company shall promptly furnish to each Investor a copy of any amendment or supplement to such Registration Statement or prospectus filed with the SEC, as well as copies of any comment letters from the SEC and the Company’s responses thereto.

                           (b)     If the Company has delivered a prospectus to the Investors and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act as described in the immediately preceding paragraph, the Company shall promptly notify the Investors and, if requested by the Company, the Investors shall immediately cease making offers or sales of shares under the Registration Statement and return all prospectuses to the Company. The Company shall promptly provide the Investors with a revised prospectus and, following receipt of the revised prospectus, the Investors shall be free to resume making offers and sales under the Registration Statement.

                           (c)     The Company shall furnish to each requesting Investor such number of conformed copies of the Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits thereto), such number of copies of the prospectus included in such Registration Statement and such number of documents, if any, incorporated by reference in such Registration Statement or prospectus, as such requesting Investor may reasonably request.

                           (d)     The Company shall use reasonable best efforts to register or qualify the shares of Common Stock covered by the Registration Statement under the securities or “blue sky” laws of such states as the Investors shall reasonably request; provided, however, that the Company shall not be required to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

                           (e)     The Company shall pay the expenses incurred by it in complying with its obligations under this Section 6.9, including (i) all registration and filing fees, exchange listing fees and fees and expenses of the Company’s counsel and accountants and (ii) the reasonable fees and expenses not exceeding $25,000 of one counsel retained by the Investors, but excluding any brokerage fees, selling commissions or underwriting discounts incurred by the Investors in connection with sales under the Registration Statement.

                  (iv)     Requirements of Investors. The Company shall not be required to include any shares of Common Stock in the Registration Statement unless the Investor owning such shares (i) furnishes to the Company in writing such information regarding such Investor and the proposed sale of Common Stock by such Investor as the Company may reasonably request in connection with the Registration Statement or as shall be required in connection therewith by the Commission or any state securities law authorities and (ii) upon the written request of the Company, confirms in writing its indemnification obligations under Section (v) below. Each Investor acknowledges that (x) such Investor is required to comply with Regulation M under the Exchange Act during such time as such Investor may be engaged in a distribution of the Common Stock and (y) such Investor is required to deliver a current prospectus in connection with any sale of Common Stock covered by the Registration Statement.

                  (v)     Indemnification.

                           (a)     To the extent permitted by law, the Company will indemnify and hold harmless each Investor (including its directors, officers, partners, members, employees and agents and each person, if any, who controls the Investor within the meaning of the Securities Act) and each broker or other Person acting on behalf of such Investor against any damage, claim, loss, cost, tax, liability or expense, including, without limitation, reasonable attorneys’ fees and expenses of investigation (collectively, “Damages”), to which they may become subject under the Securities Act or otherwise, insofar as such Damages arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such Registration Statement, including any prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and leading to action or inaction required of the Company in connection with such registration or qualification under such Securities Act or state securities or blue sky laws; and will reimburse on demand such Investor, broker or other Person acting on behalf of such Investor for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such Damage; provided, however, that (x) the indemnity agreement contained in this Section (v)(a) shall not apply to amounts paid in settlement of any such Damage if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such Damage to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with such Registration Statement, prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished for use in connection with such Registration Statement by any Investor and (y) the foregoing indemnity shall not inure to the benefit of any Investor, broker or other person acting on behalf of such Investor, broker or other Person asserting any Damage who purchased shares of Common Stock during a Suspension Period or if copies of a revised prospectus were timely delivered to such Investor pursuant to Section (iii) above and a copy of revised prospectus was not sent or given by or on behalf of such Investor to such Person, if required by law to have been delivered, and such revised prospectus would have cured the defect giving rise to such Damage.

                           (b)     To the extent permitted by law, each Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed such Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act, and all other Investors against any Damages to which they may become subject under the Securities Act or otherwise, insofar as such Damages arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such Registration Statement, including any prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, prospectus, or amendments or supplements thereto, in reliance upon and in conformity with information furnished by such Investor for use in connection with such Registration Statement; and such Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or other Investor in connection with investigating or defending any such Damage; provided, however, that the indemnity agreement contained in this Section (v)(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those Investor(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld or delayed).

                           (c)     Promptly after receipt by an indemnified party under this Section (v) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section (v), notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the parties; provided, however, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section (v), the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party that are reasonably related to the matters covered by the indemnity agreement provided in this Section (v). Subject to the foregoing, an indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if materially prejudicial to his, her or its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section (v), but the omission so to notify the indemnifying party will not relieve him, her or it of any liability that the indemnifying party may have to any indemnified party otherwise other than under this Section 6.9.

                  (vi)     Liquidated Damages. In the event that the Registration Statement has not been declared effective by the SEC on or before the date (the “Liquidated Damages Date”) that is 90 days after the date on which the Registration Statement is initially filed with the SEC, the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Investor pursuant to this Agreement. For so long as the Registration Statement has not been declared effect by the SEC, at the end of each 60-day anniversary of the Liquidated Damages Date, the Company shall pay to each Investor an additional amount in cash, as liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid by such Investor pursuant to this Agreement. Notwithstanding the foregoing, all periods shall be tolled during delays directly caused by the action or inaction of any Investor, and the Company shall have no liability in respect of any such delay.

                  (vii)     Rule 144. The Company shall use its best efforts to comply with the requirements of Rule 144(c) under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable each Investor to sell shares of Common Stock without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the written request of an Investor, the Company will deliver to such Investor a written statement as to whether it has complied with such requirements and, upon an Investor’s compliance with the applicable provisions of Rule 144, will take such action as may reasonably be required (including, without limitation, causing legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of shares of Common Stock properly requested by such Investor, in accordance with the terms and conditions of Rule 144.

         6.10 Standstill. Each Investor hereby agrees with the Company and covenants that, without the prior written consent of the Company, it will not, directly or indirectly, acquire, offer or propose to acquire or agree to acquire, alone or in concert with others, by purchase or otherwise, any direct or indirect “beneficial ownership” (such term, for purposes of this Agreement, shall have the meaning provided therefor under the rules and regulations promulgated by the SEC under Section 13(d) of the Exchange Act) in any voting securities or any direct or indirect beneficial ownership in any rights, warrants or options to acquire, or in any securities convertible into or exchangeable for, any voting securities of the Company (other than expressly contemplated by this Agreement). Each Investor hereby covenants and agrees that it shall not form, become a member of, or otherwise participate in any “group” (as defined in the Exchange Act) with any other Investor or its affiliates and further agrees that it shall take reasonable steps to ensure a sufficient number of shares are represented at stockholder meetings of the Company for the sole purpose of establishing a valid quorum. Notwithstanding the foregoing, (a) Three Arch Capital, L.P. and TAC Associates, L.P. may form or become a member of a group that is comprised solely of such Investors and Three Arch Partners and its affiliates and (b) Alta California Partners III, L.P., Alta Biopharma Partners II, L.P., Alta Embarcadero Partners III, LLC and Alta Embarcadero Biopharma Partners II, LLC may form or become a member of a group that is comprised solely of such investors and Alta Partners and its affiliates.

         6.11 Preemptive Rights. In the event that the Company issues and sells, or proposes to enters into an agreement to issue and sell, any equity securities in a private placement transaction within twelve months after the Closing, each Investor shall have the right, at its election, to purchase its pro rata portion of such securities on the same terms and conditions as the other investors in such transaction, subject to the limitation set forth below. Each Investor’s pro rata portion will equal the proportion that the number of shares of Common Stock held by such Investor (assuming full conversion and exercise of all convertible securities held by such Investor) bears to the total number of shares of Common Stock then issued and outstanding;

provided, however, that in no event shall the Investors acquire any equity securities of the Company that would cause their aggregate ownership to exceed 49% of the total voting power of the Company.

         6.12 Director Nomination Rights. For so long as Three Arch Capital, L.P. and its affiliates continue to own at least 10% of the outstanding Common Stock, Three Arch Capital, L.P. shall have the right to nominate one director for election to the Company’s Board of Directors (the “Three Arch Nominee”). For so long as Alta California Partners III, L.P. and its affiliates continue to own at least 10% of the outstanding Common Stock, Alta California Partners III, L.P. shall have the right to nominate one director for election to the Company’s Board of Directors (the “Alta Nominee” and, together with the Three Arch Nominee, the “Investor Nominees”). For the purposes of Section 6.10 of this Agreement, the Investors Nominees shall be deemed to be “nominated by the then incumbent directors.” The Company shall use its reasonable best efforts to cause the Investor Nominees to be elected to the Company’s Board of Directors.

7.     Miscellaneous.

         7.1 Termination.

                  (i)     This Agreement may be terminated

                           (a)     at any time prior to the Closing, by the mutual written consent of Company and the Investors representing a majority of the Shares to be purchased pursuant to this Agreement;

                           (b)     by either the Investors representing a majority of the Shares to be purchased pursuant to this Agreement or the Company, by providing the other with written notice of such termination, if the Closing has not occurred by October 31, 2002; provided, however, that the right to terminate this Agreement under this Section 7.1(i)(b) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to have been consummated on or before such date;

                           (c)     by either the Investors representing a majority of the Shares to be purchased pursuant to this Agreement or the Company if at the Stockholder Meeting the stockholders have not approved (i) the Charter Amendment and (ii) the Share Issuance; or

                           (d)     by the Investors representing a majority of the Shares to be purchased pursuant to this Agreement if the Board of Directors of the Company shall have withdrawn, modified or changed its recommendation that the stockholders of the Company vote in favor of (i) the Charter Amendment and (ii) the Share Issuance.

                  (ii)     In the event of termination of this Agreement pursuant to this Section 7.1, this Agreement shall become void and there shall be no further obligation on the part of the Company or the Investors (except for Section 6.9 (Registration of Shares), this Section 7.1, Section 7.2 (Governing Law) and Section 7.13 (Expenses)). Nothing in this Section 7.1 shall relieve any party from liability which such party may have for any breach of this Agreement by such party prior to such termination.

         7.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California without regard to choice of laws or conflict of laws provisions thereof.

         7.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and shall survive to the first anniversary of the Closing, provided that the covenants and agreements (i) contained in Section 6.9 (Registration of Shares) and Section 6.12 (Director Nomination Rights) shall survive for the respective periods set forth therein and (ii) contained in Section 6.10 (Standstill) shall survive indefinitely. All statements of the Company as to factual matters contained in any certificate or exhibit delivered by or on behalf of the Company pursuant hereto shall be deemed to be the representations and warranties of the Company hereunder as of such date of such certificate or exhibit.

         7.4 Successors and Assigns. Except as otherwise provided herein, this Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that prior to the Closing the rights of an Investor to purchase Shares shall not be assignable without the consent of the Company.

         7.5 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof. Any prior agreements, understanding or representations with respect to the subject matter hereof, including specifically that certain Memorandum of Terms, are superseded by this Agreement shall have no further force or effect. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         7.6 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be (a) mailed by registered or certified mail, postage prepaid, return receipt requested, (b) delivered by a nationally recognized overnight courier, (c) sent by confirmed facsimile or (d) otherwise delivered by hand or by messenger, addressed (i) if to an Investor, at such Investor’s address set forth on Exhibit A, or at such other address as such Investor shall have furnished to the Company in writing, with a copy to Venture Law Group, 2775 Sand Hill Road, Menlo Park, California 94025, Attention Mark B. Weeks, Fax: (650) 233-8386, (ii) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (iii) if to the Company, at its address set forth on the signature page of this Agreement addressed to the attention of the President, or at such other address as the Company shall have furnished to the Investors, with a copy to Latham & Watkins, 135 Commonwealth Drive, Menlo Park, California 94025, Attention Michael W. Hall, Fax: (650) 463-2600. If notice is provided by mail, notice shall be deemed to be given 48 hours after proper deposit in a mailbox; if by overnight courier, notice shall be deemed to be given 24 hours after deposit; if by facsimile, upon completion of such facsimile transmission as conclusively evidenced by the transmission receipt; and if by hand or messenger, upon receipt.

         7.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         7.8 Finder’s Fee. The Company shall indemnify and hold each of the Investors harmless and each Investor shall, severally and not jointly, indemnify and hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s fee in connection with the sale of the Shares (including the costs, expenses and legal fees of defending against such liability) for which the Company or such Investor, or any of their respective partners, members, employees, or representatives, as the case may be, is responsible.

         7.9 Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all Investors, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         7.10 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

         7.11 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         7.12 Legal Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         7.13 Expenses. Regardless of whether or not the transactions contemplated by this Agreement are completed, each party shall be responsible for its own fees and expenses incurred in connection with the transactions contemplated by this Agreement; provided, however, that the Company shall pay the reasonable fees and expenses not to exceed $50,000 of Venture Law Group, counsel for the Investors, incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby.

         7.14 Publicity. Except as required by law, no party hereto shall issue any press release or make any public statement regarding the transactions contemplated hereby without the prior approval of the other parties, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the date hereof and after the Closing Date. Notwithstanding the foregoing, the Company shall be permitted to make a public statement without obtaining the consent of the Investors if (a) the disclosure is required by the continued listing requirements of the Nasdaq National Market and (b) the Company has used reasonable best efforts to consult with the Investors about the form and substance of such disclosure.

         7.15 Definitions. For purposes of this Agreement:

                  (i)     “Material Adverse Effect” means a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

                  (ii)     “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

                  (iii)     “Subsidiary” of any Person means, with respect to such Person, any corporation, partnership, joint venture or other legal entity or which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

(Signature Page Follows)

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE COMPANY:

COHESION TECHNOLOGIES, INC.

By:	/s/ William G. Mavity
Name:	William G. Mavity
Title:	President and Chief Executive Officer

Address:	2500 Faber Place Palo Alto, California 94303

THE INVESTORS:

THREE ARCH CAPITAL, L.P.

By: TAC Management, L.L.C. Its: General Partner

By: Title:	/s/ Mark Wan

TAC ASSOCIATES, L.P.

By: TAC Management, L.L.C. Its: General Partner

By: Title:	/s/ Mark Wan

ALTA CALIFORNIA PARTNERS III, L.P.

By: Alta California Management Partners III, LLC

By: Title:	/s/ Guy Nohra Managing Director

ALTA BIOPHARMA PARTNERS II, L.P.

By: Alta BioPharma Management Partners II, LLC

By: Title:	/s/ Farah Champsi Managing Director

ALTA EMBARCADERO PARTNERS III, LLC

By: Title:	/s/ Hilary Strain V.P. of Finance & Administration

ALTA EMBARCADERO BIOPHARMA PARTNERS II, LLC

By: Title:	/s/ Hilary Strain V.P. of Finance & Administration

EXHIBIT A

SCHEDULE OF INVESTORS

	Percentage of
	Shares to be	Warrant Purchase
Investor	Purchased	Price

Three Arch Capital, L.P.	47.743%	$477.43

3200 Alpine Road

Portola Valley, California 94028

Attention: Chris Adams

Fax: (650) 529-8039

TAC Associates, L.P.	2.257%	$22.57

3200 Alpine Road

Portola Valley, California 94028

Attention: Chris Adams

Fax: (650) 529-8039

Alta California Partners III, L.P.	25.043%	$250.43

One Embarcadero Center, Suite 4050

San Francisco, California 94111

Attention: Guy Nohra

Fax: (415) 362-6178

Alta Embarcadero Partners III, LLC	0.846%	$8.46

One Embarcadero Center, Suite 4050

San Francisco, California 94111 Attention: Guy Nohra

Fax: (415) 362-6178

Alta BioPharma Partners II, L.P.	23.256%	$232.56

One Embarcadero Center, Suite 4050

San Francisco, California 94111

Attention: Guy Nohra

Fax: (415) 362-6178

Alta Embarcadero BioPharma Partners II, LLC	0.855%	$8.55

One Embarcadero Center, Suite 4050

San Francisco, California 94111

Attention: Guy Nohra

Fax: (415) 362-6178

Total	100%	$1000.00

Appendix B

THE SECURITIES REPRESENTED BY THIS STOCK PURCHASE WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR SIMILAR RULE OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

STOCK PURCHASE WARRANT
To Purchase Shares of Common Stock of
Cohesion Technologies, Inc.

         THIS CERTIFIES that, for value received,      (the “Investor”) together with its successors and assigns (the Investor and its successors and assigns, individually or collectively, the “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof and prior to the fifth anniversary of the date hereof, to subscribe for and purchase, from Cohesion Technologies, Inc., a Delaware corporation, or its successors or assigns (the “Company”),      shares of common stock, par value $0.001 per share (the “Common Stock”), (as adjusted pursuant to Section 10 hereof, the “Shares”) at an exercise price of $1.60866 per Share (as adjusted pursuant to Section 10 hereof, the “Exercise Price”).

1. Title to Warrant. Prior to the expiration hereof, subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, referred to in Section 2 hereof, by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed, to any affiliate of such Holder.

2. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time prior to the fifth anniversary of the date hereof by the surrender of this Warrant and the Notice of Exercise form annexed hereto duly executed at the office of the Company set forth in Section 15.3 hereof (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address set forth in Section 15.3 hereof), and upon payment of the aggregate Exercise Price for the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company or by cancellation of indebtedness of the Company to the Holder, if any, at the time of exercise in an amount equal to the aggregate Exercise Price of the Shares thereby purchased); whereupon the Holder shall be entitled to receive a certificate for the applicable number of Shares.

3. Right to Exchange Warrant. The Holder shall have the right to exchange this Warrant, by the surrender of this Warrant and the Notice of Exchange form annexed hereto duly executed at the office of the Company set forth in Section 15.3 hereof (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address set forth in Section 15.3 hereof), in whole but not in part, at any time prior to the fifth anniversary of the date hereof, into Shares as provided for in this Section 3. Upon exercise of this exchange right, the Holder shall be entitled to receive that number of Shares equal to the quotient obtained by dividing [(A – B)(X)] by (A), where:

(A) = the Fair Market Value (as defined below) of one (1) Share on the date of exchange of this Warrant.

(B) = the Exercise Price for one (1) Share under this Warrant.

(X) = the number of Shares subject to this Warrant.

         If the above calculation results in a negative number, then no Shares shall be issued or issuable upon exchange of this Warrant.

         “Fair Market Value” of a Share shall mean:

(a)	if traded on a securities exchange or the Nasdaq National Market or if actively traded over-the-counter, the average of the Daily Volume-Weighted Average Price (as defined in the Share Purchase Agreement) for the 10 consecutive trading days through and including the date this Warrant is surrendered for exchange; and

(b)	in all other cases, the fair value as mutually determined in good faith by the Company and the Holder.

         Upon exchange of this Warrant, the Holder shall be entitled to receive a certificate for the number of Shares determined as aforesaid.

4. Issuance of Stock and New Warrant; No Fractional Shares or Scrip. Certificates for the Shares purchased hereunder or issuable upon exchange hereof and, unless this Warrant has been fully exercised or exchanged, a new Warrant representing the portion of the Shares with respect to which this Warrant shall not then have been exercised or exchanged shall be delivered to the Holder promptly after the date on which this Warrant shall have been exercised or exchanged as aforesaid. The Company covenants that all Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company agrees that the Shares so issued shall be deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised or exchanged as aforesaid. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise or exchange of this Warrant. With respect to any fraction of a Share called for upon the exercise or exchange of this Warrant, an amount equal to such fraction multiplied by the then current price at which each Share may be purchased hereunder shall be paid in cash to the Holder.

5. Charges, Taxes and Expenses. Issuance of certificates for the Shares upon the exercise or exchange of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise or exchange shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for the Shares, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6. No Rights as Stockholders. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise or exchange hereof.

7. Registry of Warrant. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the Holder. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

8. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

9. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

10. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows.

                           10.1  Reclassification or Merger. In case of any recapitalization, reclassification, reorganization or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value or as a result of a subdivision or combination), the Company shall duly execute and deliver to the Holder a new Warrant (in form and substance satisfactory to the Holder), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing entity, as the case may be, shall (i) duly execute and deliver to the Holder a new Warrant as nearly equivalent as possible to this Warrant (in form and substance satisfactory to the Holder) or (ii) make appropriate written provisions without the issuance of a new Warrant, so that the Holder shall have the right to receive upon exercise or exchange of this Warrant, at a total exercise price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Shares theretofore issuable upon exercise or exchange of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of Shares then purchasable under this Warrant. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. The provisions of this subparagraph 10.1 shall similarly apply to successive recapitalizations, reclassifications, reorganizations, changes, mergers and transfers.

                           10.2  Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding Shares, the Exercise Price shall be proportionately decreased in the case of a subdivision and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Exercise Price shall be proportionately increased in the case of a combination and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

                           10.3  Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to the Common Stock payable in additional shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

                           10.4  Adjustment of Number of Shares. Upon each adjustment in the Exercise Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole Share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

                           10.5  Notice of Adjustments. Whenever the Exercise Price or the number and/or type of securities purchasable hereunder shall be adjusted pursuant to this Section 10, at the written request of the Holder, the Company’s President, Chief Executive Officer or Chief Financial Officer shall sign a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Exercise Price, and the number and/or type of securities purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed by first class mail, postage prepaid to the Holder.

11. Restrictions on Transferability of Securities.

                           11.1  Restrictions on Transferability. This Warrant and the Shares issuable upon exercise or exchange of this Warrant (collectively the “Securities”) shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 11, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”). Each holder of Restricted Securities (as defined below) will cause any proposed purchaser, assignee, transferee, or pledgee of Restricted Securities held by such holder to agree to take and hold such Restricted Securities subject to the provisions and upon the conditions specified in this Section 11.

                           11.2  Restrictive Legend. Each certificate representing the Securities and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 11.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSFER IS IN ACCORDANCE WITH RULE 144 OR SIMILAR RULE OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

         Each holder of Restricted Securities and each subsequent transferee (hereinafter collectively referred to as a “Restricted Holder”) consents to the Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in this Section 11. Securities represented by a certificate bearing the legend set forth in this Section 11.2 are referred to herein as “Restricted Securities.”

                           11.3  Notice of Proposed Transfers. Each Restricted Holder of a certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 11.3. Prior to any proposed sale, assignment, transfer or pledge of Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Securities by a Restricted Holder to any of its partners or members, or retired partners or members, or to the estate of any of its partners or members or retired partners or members, (iii) a transfer to an affiliated fund, partnership or company, subject to compliance with applicable securities laws or (iv) transfers in compliance with Rule 144, so long as the Company is furnished with satisfactory evidence of compliance with such Rule), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Restricted Holder thereof shall give written notice to the Company of such Restricted Holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such Restricted Holder’s expense, by either (i) an opinion of counsel (who shall, and whose opinion shall be, addressed to the Company and reasonably satisfactory to the Company) to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act or (ii) a “no action” letter from the Securities and Exchange Commission (the “Commission”) to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Restricted Holder of such Securities shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by such Restricted Holder to the Company. Each certificate evidencing the Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 11.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such Restricted Holder and in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

                           11.4  Removal of Restrictions on Transfer of Securities. Any legend referred to in Section 11.2 hereof stamped on a certificate evidencing the Securities and the stock transfer instructions and record notations with respect to the Securities shall be removed, and the Company shall issue a certificate without such legend to the Restricted Holder of the Securities if the Securities are registered under the Securities Act, or if such Restricted

Holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably satisfactory to the Company to the effect that a public sale or transfer of such security may be made without registration under the Securities Act or such Restricted Holder provides the Company with reasonable assurances that such security can be sold pursuant to paragraph (k) of Rule 144 (or any successor provision) under the Securities Act.

12. Registration. The Company shall file a registration statement to register the resale of all Shares issued or issuable hereunder under the Securities Act within the period specified in Section 6.9 of that certain Common Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among the Company, the Holder and the other investors listed on Exhibit A thereto; provided, however, that if the Purchase Agreement is terminated for any reason, the Company shall file a registration statement to register the resale of all Shares issued or issuable hereunder under the Securities Act within 30 days after the date of such termination. Any such registration shall be in accordance with the procedures set forth in Section 6.9 of the Purchase Agreement.

13. Investment Representations of the Holder. With respect to the acquisition of any of the Shares, the Holder hereby represents and warrants to the Company as follows:

                           13.1  Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

                           13.2  Investment. The Holder is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof other than pursuant to a registration statement under the Securities Act, or an exemption from registration under the Securities Act. The Holder understands that the Shares have not been, and except as otherwise provided in Section 12 will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein.

                           13.3  Rule 144. The Holder acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act, or unless an exemption from such registration is available. The Holder is aware of the provisions of Rules 144 and 144A promulgated under the Securities Act that permit limited resale of securities purchased in a private placement subject to satisfaction of certain conditions.

                           13.4  Access to Data. The Investor has had an opportunity to discuss the Company’s business, management and financial affairs and projections with the Company’s management and has also had an opportunity to ask questions of the Company’s officers, which questions were answered to its satisfaction.

14. Notices. If at any time prior to the exercise or exchange of this Warrant in full the Company takes a record of the holders of the Company’s common stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company will give to the Holder, at least thirty (30) days prior to the date specified therein, written notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

15. Miscellaneous.

                           15.1  Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be governed in all respects by the laws of the State of California without regard to choice of laws or conflict of laws provisions thereof.

                           15.2  Waivers and Amendments. With the written consent of the Company and the Holder, the obligations of the Company and the right of the Holder may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company and the Holder may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant.

                           15.3  Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed effectively given upon personal delivery, delivery by nationally recognized courier or upon deposit with the United States Post Office (by first class mail, postage prepaid) addressed as follows: (i) if to the Company, at 2500 Faber Place, Palo Alto, California 94303, or at such other address as the Company shall have furnished the Holder in writing, with a copy to Latham & Watkins, 135 Commonwealth Drive, Menlo Park, California 94025, Attention: Michael W. Hall, Fax: (650) 463-2600, and (ii) if to the Holder, to                          , with a copy to Venture Law Group, 2775 Sand Hill Road, Menlo Park, California 94025, Attention: Mark B. Weeks, Fax: (650) 233-8386, or at such other address as the Holder shall have furnished the Company in writing.

                           15.4  Survival. The provisions of Section 11 hereof shall survive the exercise or exchange of this Warrant and shall remain in effect until such time as the Holder no longer holds Shares.

                           15.5  Binding Effect on Successors. This Warrant shall be binding upon any entity succeeding the Company by merger or consolidation. This Warrant shall not be assignable by the Company without the prior written consent of the Holder. All of the covenants and agreements of the Company shall inure to the benefit of successors and assigns of the Holder.

(Signature Page Follows)

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: July 24, 2002	COHESION TECHNOLOGIES, INC.

By:

	Name: Title:	William G. Mavity President and Chief Executive Officer

Acknowledged and agreed:

By:

Title:

Appendix C

RESTATED CERTIFICATE OF INCORPORATION
OF
COHESION TECHNOLOGIES, INC.

         The undersigned, William G. Mavity and Michael W. Hall, hereby certify that:

         FIRST: They are the duly elected and acting President and Chief Executive Officer and Secretary, respectively, of said corporation.

         SECOND: The Certificate of Incorporation of said corporation was originally filed on June 11, 1997.

         THIRD: That the Amended and Restated Certificate of Incorporation of this corporation be restated in its entirety as follows:

Article I

         The name of the corporation is Cohesion Technologies, Inc. (the “Corporation”).

Article II

         The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

Article III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Article IV

         The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 35,000,000 shares, of which 30,000,000 shares shall be Common Stock and 5,000,000 shall be Preferred Stock, each with a par value of $0.001.

         The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the statutes that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Article V

         Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

Article VI

         The number of directors of the Corporation shall be fixed from time to time as set forth in the Bylaws of the Corporation or by a resolution adopted by the Board of Directors.

Article VII

         The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the number of directors by three, and if a fraction is also contained in such quotient then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the extra directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that (a) the directors of the Corporation as of the date of filing of this Restated Certificate of Incorporation shall be assigned to a class as set forth in a resolution of the Board of Directors and (b) the directors assigned to Class I shall serve for a term ending on the date of the first annual meeting next following January 1, 2003, the directors assigned to Class II shall serve for a term ending on the date of the second annual meeting next following January 1, 2003 and the directors assigned to Class III shall serve for a term ending on the date of the third annual meeting next following January 1, 2003.

         In the event of any increase or decrease in the number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal and (b) the newly crated or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring then number of directors in the respective classes in conformity with the formula in this Article VII, as applied to the new number of directors.

         Notwithstanding any of the foregoing provisions of this Article VII, each director shall serve until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal. Should a vacancy occur or be created, the remaining directors (even though less than a quorum) may fill the vacancy for the full term of the class in which the vacancy occurs or is created.

Article VIII

         Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Article IX

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Article X

         A director of the Corporation shall, to the full extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article X, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Article XI

         To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) its agents (and any other person to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other person, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders or others.

         Any repeal or modification of any of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer, agent or other person occurring prior to such repeal or modification.

Article XII

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statue, and all rights conferred upon stockholders herein are granted subject to this reservation.

         FOURTH: That thereafter said restatement was duly adopted in accordance with the provisions of Section 245 of the Delaware General Corporation Law by obtaining a majority vote of each of the Common Stock and Preferred Stock, in favor of said restatement in the manner set forth in Section 211 of the Delaware General Corporation Law.

         Executed this _____ day of __________, 2002.

William G. Mavity President and Chief Executive Officer

Michael W. Hall Secretary

COHESION TECHNOLOGIES, INC.

PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby authorize(s) William G. Mavity or Deborah L. Webster or one of them, and each with the power to appoint his substitute, to vote as proxy for the undersigned at the annual meeting of stockholders, to be held at                      located at                      at                      a.m., local time, or any adjournment, continuation or postponement thereof, the number of shares which the undersigned would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on this card, and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments, continuations or postponements thereof. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE THE UNDERSIGNED DOES NOT SPECIFY A CHOICE.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD BACK AS SOON AS POSSIBLE!

ANNUAL MEETING OF STOCKHOLDERS
COHESION TECHNOLOGIES, INC.

_______, 2002

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

1.	Approval of the issuance of shares of common stock pursuant to the Common Stock Purchase Agreement, dated as of July 24, 2002, by and among Cohesion Technologies, Inc. and the purchasers listed on the signature pages thereto

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

2.	Approval of the Restated Certificate of Incorporation of Cohesion Technologies, Inc.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	Approval of an amendment to the Cohesion Technologies, Inc. Restated 1998 Stock Option Plan

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.	Election of Directors

For All
	Nominees	Withhold
	(Except as	Authority
	Marked to the	to Vote for
Nominees:	Contrary Below)	All Nominees

John R. Daniels, M.D.

William G. Mavity	[ ]	[ ]

Mark A. Philip, Ph.D.

Thomas M. Prescott

Robert C. Robbins, M.D.

(INSTRUCTION: To withhold authority for any individual nominee(s), mark the “FOR” box and write the name(s) of the nominee(s) that you wish to withhold authority to vote for in the space provided below.)

Exceptions: ________________________________________________

SIGNATURE:  ______________________   DATED  ___________, 2002

SIGNATURE:  ______________________   DATED  ___________, 2002

Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, executors, administrators, custodians, guardians or corporate officers should give full title.